                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       GREEN TREE FINANCIAL CORPORATION
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

LOGO

                        GREEN TREE FINANCIAL CORPORATION
                              1100 LANDMARK TOWERS
                              345 ST. PETER STREET
                        SAINT PAUL, MINNESOTA 55102-1639

April 17, 1995

To Our Shareholders:

  You are cordially invited to attend the 1995 Annual Meeting of Shareholders of Green Tree Financial Corporation (the "Company") which will be held at 2 p.m. on Wednesday, May 17, 1995, in the Minnesota World Trade Center, Studio Theatre, 3rd Floor, 30 East 7th Street, Saint Paul, Minnesota 55101.

  At the meeting of shareholders you will be asked to: (i) elect two Directors;
(ii) approve the reorganization of the Company to change its state of incorporation from Minnesota to Delaware; (iii) approve the Company's 1995 Employee Stock Incentive Plan; (iv) ratify the selection of the Company's independent auditors; and (v) transact such other business as may properly come before the meeting or any adjournment thereof. Following these matters, management will present a current report on the business and current activities of the Company. You will also have an opportunity to comment on or inquire about aspects of the business of the Company that may be of interest to you.

  Please read the enclosed Notice of Annual Meeting and Proxy Statement which describes the business to come before the meeting. Please mark, sign and return the accompanying Proxy Card promptly in the enclosed postage-paid envelope. We hope you will be able to attend the meeting on May 17.

  WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          Sincerely,

                                          LOGO
                                          LAWRENCE M. COSS
                                          Chairman and Chief
                                          Executive Officer

LOGO

                        GREEN TREE FINANCIAL CORPORATION

                               ----------------

                 NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 17, 1995

To the Shareholders of  Green Tree Financial Corporation:

  NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of Shareholders of Green Tree Financial Corporation, a Minnesota corporation (the "Company"), has been called to be held in the Minnesota World Trade Center, Studio Theatre, 3rd Floor, 30 East 7th Street, Saint Paul, Minnesota 55101, on Wednesday, May 17, 1995, at 2 p.m., for the following purposes:

  1. To elect two Directors of the Company to hold office until their term shall expire and until their successors shall have been duly elected and qualified.

  2. To approve a reorganization of the Company to change its state of incorporation from Minnesota to Delaware.

  3. To approve the Company's 1995 Employee Stock Incentive Plan.

  4. To ratify the selection of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1995.

  5. To transact such other business as may properly come before the Annual Meeting of Shareholders or at any adjournments thereof.

  The Board of Directors has fixed the close of business on March 27, 1995, as the record date for determination of shareholders entitled to notice of and to vote at the meeting and at any adjournments thereof.

  Please date, sign and mail the Proxy Card in the enclosed self-addressed return envelope. Shareholders attending the meeting may withdraw their Proxies at any time prior to their exercise by filing written notice with any officer of the Company.

Dated: April 17, 1995
   Saint Paul, Minnesota

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          LOGO
                                          Richard G. Evans, Secretary

LOGO

                        GREEN TREE FINANCIAL CORPORATION
                              1100 LANDMARK TOWERS
                              345 ST. PETER STREET
                        SAINT PAUL, MINNESOTA 55102-1639

                               ----------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 17, 1995

  The Board of Directors of Green Tree Financial Corporation (the "Company") is soliciting the accompanying Proxy in connection with the Annual Meeting of Shareholders to be held on May 17, 1995, at 2 p.m., and any adjournments of the meeting. This Proxy Statement and the enclosed Proxy Card are being mailed to shareholders commencing on or about April 17, 1995.

  The enclosed proxy may be revoked at any time before it is voted by: (i) delivering to any officer of the Company a written notice of termination of the proxy's authority, (ii) filing with an officer of the Company another proxy bearing a later date, or (iii) appearing and voting at the meeting.

  The Company will pay the costs of solicitation, including the cost of preparing and mailing this Proxy Statement and Notice of Annual Meeting. Solicitation will be primarily by mailing this Proxy Statement to all shareholders entitled to vote at the meeting. Proxies may be solicited by officers of the Company by telephone or in person, but at no compensation in addition to their regular compensation as officers. The Company will reimburse brokers, banks, and others holding shares for the cost of distributing proxy materials to and obtaining proxies from third parties. The Company has retained Beacon Hill Partners, Inc. to assist in the solicitation of proxies and has agreed to pay such firm approximately $5,000 plus reasonable expenses incurred on behalf of the Company for its services. In addition, the Company has retained Firstar Trust Company to tabulate and report on the votes cast by shareholders.

  Firstar Trust Company will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as present and entitled to vote with respect to such matters.

  Only the holders of the Company's Common Stock whose names of record appear on the Company's books at the close of business on March 27, 1995 (the "Record Date") will be entitled to vote at the Annual Meeting. At the close of business
on the Record Date, a total of                shares of Company Common Stock
were outstanding, each share being entitled to one vote.

  A copy of the Company's Annual Report for the year ended December 31, 1994, was furnished to each shareholder on or about March 31, 1995.

                             ELECTION OF DIRECTORS

  Pursuant to the Bylaws of the Company, the Board of Directors has established the number of Directors at six. The Bylaws provide that the directors are divided into three classes, as equal in number as possible. Each class of directors serves a three-year term.

  Two Directors are to be elected at the 1995 Annual Meeting of Shareholders. The Board of Directors has nominated Richard G. Evans and Robert S. Nickoloff for three-year terms expiring at the 1998 Annual Meeting of Shareholders.

  The following table sets forth information, as of March 31, 1995, including business experience during the past five years, as to the nominees for election and as to the other directors of the Company whose terms of office will continue after the 1995 Annual Meeting of Shareholders.

  The Board of Directors recommends that the shareholders vote FOR each nominee. The affirmative vote of a majority of the shares of the Company's Common Stock present at the meeting, in person or by proxy, is required to elect each nominee.

NOMINEES FOR ELECTION AS DIRECTOR

                                        NOMINEE
                                        FOR TERM
     NAME, POSITIONS, AND      DIRECTOR EXPIRING          BUSINESS EXPERIENCE DURING THE
     OFFICES WITH COMPANY       SINCE      IN    AGE PAST FIVE YEARS AND OTHER DIRECTORSHIPS
     --------------------      -------- -------- --- ---------------------------------------
 Richard G. Evans............    1991     1998    46 Executive Vice President and Secretary
  Executive Vice President                           since December 1993; Senior Vice
  and Secretary                                      President, General Counsel and
  Director                                           Secretary (1988-1993); Vice President,
                                                     General Counsel and Secretary (1985-88).
 Robert S. Nickoloff.........    1978     1998    65 Chairman of the Board, Medical
  Director                                           Innovation Capital, Inc; Director of
                                                     Minnesota Power.

CONTINUING DIRECTORS

                                         TERM
     NAME, POSITIONS, AND      DIRECTOR EXPIRES          BUSINESS EXPERIENCE DURING THE
     OFFICES WITH COMPANY       SINCE     IN    AGE PAST FIVE YEARS AND OTHER DIRECTORSHIPS
     --------------------      -------- ------- --- ---------------------------------------
 Lawrence M. Coss............    1975    1996    56 Chairman and Chief Executive Officer
  Chairman and Chief                                since April 1994; Chairman, President
  Executive Officer                                 and Chief Executive Officer (1987-
  Director                                          1994); President and Chief Executive
                                                    Officer (1975-1987); Company founder.
 W. Max McGee................    1985    1997    62 Partner, Marno-Max Company, a real
  Director                                          estate and general investment company,
                                                    since 1981.
 Tania A. Modic..............    1994    1996    45 Principal, Western Investments Company,
  Director                                          a private investment company since
                                                    October, 1981.
 Robert D. Potts.............    1994    1997    52 President and Chief Operating Officer
  President and Chief                               since April 1994; Executive Vice
  Operating Officer                                 President and Chief Operating Officer
  Director                                          (December 1993- April 1994); Executive
                                                    Vice President, Administration (October
                                                    1993 to November 1993); Managing
                                                    Partner, Deloitte & Touche and its
                                                    predecessor, Touche Ross & Co.,
                                                    Minneapolis, Minnesota (1988-1993).

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

  The Company's Board of Directors has an Executive Committee which consisted of Lawrence M. Coss, Robert S. Nickoloff and Robert D. Potts for 1994. The Executive Committee meets as necessary between meetings of the Board of Directors to act on behalf of the Board or take any other action that may be delegated to it. The Executive Committee conducted all its business between meetings of the Board of
Directors by written action during 1994. Following the 1995 Annual Meeting, it is anticipated that Lawrence M.Coss, Robert S. Nickoloff, and Robert D. Potts will be elected to the Executive Committee.

  The Board of Directors has an Audit Committee which consists of Tania A. Modic, W. Max McGee, and Robert S. Nickoloff. Among its duties, the Audit Committee reviews and makes recommendations to the Board of Directors with respect to designated financial and accounting matters. The Audit Committee held three meetings during the year ended December 31, 1994. Following the 1995 Annual Meeting, it is anticipated that Tania A. Modic, W. Max McGee, and Robert
S. Nickoloff will be elected to the Audit Committee.

  The Board of Directors has a Compensation Committee which consists of Tania
A. Modic, W. Max McGee, and Robert S. Nickoloff. Among its duties, the Compensation Committee administers the provisions of the Company's Key Employee Bonus Plan, 1987 Employee Stock Option Plan and the Key Executive Stock Bonus Plan. The Compensation Committee held three meetings during the year ended December 31, 1994. After the 1995 Annual Meeting, it is anticipated that Tania
A. Modic, W. Max McGee, and Robert S. Nickoloff will be elected to the Compensation Committee.

  The Board of Directors has a Nomination Committee which consists of Lawrence
M. Coss, W. Max McGee and Robert S. Nickoloff. The committee makes recommendations to the Board of Directors with respect to nominees to serve on the Board. The nomination committee did not meet during 1994. The Nomination Committee will consider nominees proposed by the stockholders. Any stockholder who wishes to recommend a prospective nominee for the Board of Directors for the Nomination Committee's consideration may do so by giving the candidate's name and qualifications in writing to the Secretary of the Company at 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639.

  During the year ended December 31, 1994, the Board of Directors held six meetings. All incumbent directors attended at least 75% of those meetings of the Board and committees of which they were members that were held while they were serving on the Board or on such committees.

  During the year ended December 31, 1994, directors received a fee of $2,000 per month plus travel expenses. In addition, members of the Audit Committee received a fee of $1,250 per quarter. Outside Directors also received compensation in the form of stock options. During 1994, a total of 20,000 stock options (adjusted for a two-for-one stock split in the form of a dividend distributed June 30, 1994) were granted to three outside Directors. The option price was the closing price of the Company's Common Stock on the New York Stock Exchange on the date of grant.

                               EXECUTIVE OFFICERS

  The following table sets forth certain information concerning the executive officers of the Company:

NAME, POSITIONS, AND
OFFICES WITH THE COMPANY           AGE BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
- ------------------------           --- ----------------------------------------------
Lawrence M. Coss.................   56 Chairman and Chief Executive Officer since April
 Chief Executive Officer;              1994; Chairman, President and Chief Executive
 Chairman of the Board                 Officer (1987-1994); President and Chief Executive
                                       Officer (1975-1987); Company founder; Director of
                                       the Company since 1975 (term expires in 1996).
Robert D. Potts..................   52 President and Chief Operating Officer since April,
 President and Chief                   1994; Executive Vice President and Chief Operating
 Operating Officer;                    Officer since December 1993; Executive Vice
 Director                              President, Administration October to November
                                       1993; Managing Partner, Deloitte & Touche and its
                                       predecessor, Touche Ross & Co., Minneapolis,
                                       Minnesota 1988 to May 1993; Partner, Deloitte &
                                       Touche, 1975 to October 1993; Director of the
                                       Company since 1994 (term expires in 1997).
Robert A. Hegstrom...............   53 Executive Vice President, Commercial Division,
 Former Executive                      December 1994 to January 18, 1995; Executive Vice
 Vice President                        President, Home Improvement Division from December
                                       1993 to November 1994; Senior Vice President
                                       (1986-1993); President and Chief Operating Officer
                                       of Consolidated Casualty Company (subsidiary)
                                       (1989-1994); President and Chief Operating Officer
                                       of Green Tree Life Insurance Company (subsidiary)
                                       (1988-1994).
John W. Brink....................   49 Executive Vice President, Treasurer and Chief
 Executive Vice President,             Financial Officer of the Company since December
 Treasurer and Chief Financial         1993; Senior Vice President, Treasurer and Chief
 Officer                               Financial Officer of the Company (1988-1993); Vice
                                       President, Treasurer and Chief Financial Officer
                                       (1986-88).
Richard G. Evans.................   46 Executive Vice President and Secretary of the
 Executive Vice President              Company since December 1993; Senior Vice
 Secretary, Director                   President, General Counsel and Secretary of the
                                       Company since 1988; Vice President, General
                                       Counsel and Secretary (1985-1988); Director of the
                                       Company since 1991 (nominee for term expiring in
                                       1998).

                             EXECUTIVE COMPENSATION

  The annual compensation for executive officers, including salaries, directors' fees, bonuses, and option awards for the years ended December 31, 1992, 1993, and 1994, was as follows:

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                   COMPENSATION
                                         ANNUAL COMPENSATION        AWARDS(2)
                                         --------------------------------------
NAME OF INDIVIDUAL                                                  SECURITIES
AND PRINCIPAL POSITION                      SALARY     BONUS        UNDERLYING
- ----------------------                YEAR  ($)(1)      ($)          OPTIONS
                                         --------------------------------------
Lawrence M. Coss..................... 1994 $433,608 $28,544,354(3)      None
 Chief Executive Officer;             1993  433,600  13,601,133(4)      None
 Chairman of the Board                1992  435,000   4,684,572(5)      None
Robert D. Potts...................... 1994  281,008     600,000         None
 President and Chief                  1993   41,500      50,000      100,000
 Operating Officer;                   1992      --          --           --
 Director
Robert A. Hegstrom................... 1994  268,008     400,000         None
 Former Executive Vice President(6)   1993  263,500     400,000         None
                                      1992  253,364     375,000         None
John W. Brink........................ 1994  206,500     250,000         None
 Executive Vice President,            1993  198,500     220,000         None
 Treasurer and Chief                  1992  188,364     180,000         None
 Financial Officer
Richard G. Evans..................... 1994  235,500     280,000         None
 Executive Vice President             1993  221,500     220,000         None
 and Secretary; Director              1992  212,364     180,000         None

- --------
(1) Includes director's fees, if applicable, car allowances, and employer contributions to the Company's 401-K Plan.
(2) The Company has not issued any restricted stock to the executive officers listed or any other employees as of December 31, 1994.
(3) Includes $24,538,866 (674,608 shares) of Company Common Stock earned as bonus, before stock withheld for federal and state tax withholdings.
(4) Includes $10,969,547 (443,214 shares) of Company Common Stock earned as bonus, before stock withheld for federal and state tax withholdings. Share amount is adjusted for a two-for-one stock split in the form of a dividend distributed June 30, 1994.
(5) Includes $3,255,889 (240,620 shares) of Company Common Stock earned as bonus, before stock withheld for federal and state tax withholdings. Share amount is adjusted for a two-for-one stock split in the form of a dividend distributed June 30, 1994.
(6)Mr. Hegstrom resigned from the Company on January 18, 1995.

  In April 1991, the Company and Mr. Coss entered into a new employment agreement which extended Mr. Coss's previous employment and noncompetition agreement with the Company from January 1, 1992, through December 31, 1996. The agreement provides that Mr. Coss is entitled to receive 2 1/2% percent of the Company's pretax income, after deductions for bonuses paid pursuant to the Key Executive Bonus Program (described below) and certain other adjustments. The bonus will be payable: (i) so long as the Key Executive Stock Bonus Program is in effect, 50% in cash and 50% in Company Common Stock valued at $5.9375 per share (the closing price for the Company's Common Stock on the New York Stock Exchange on the day the employment agreement was executed, adjusted for two-for-one stock dividends distributed on January 31, 1993 and June 30, 1994); or
(ii) in all other cases, 100% in cash. In the event of a termination of employment after a Critical Event (defined as the sale of all or substantially all of the assets of the Company to, or the acquisition of more than 50% of the issued and outstanding voting stock of the Company by, any person or group of persons acting in concert, or if the Company is merged into another corporation or is consolidated with another corporation), the Company shall pay the largest amount that does not constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code (the "Code"), as a termination payment, and Mr. Coss may revoke his noncompetition agreement.

  The Company has also entered into certain agreements with Messrs. Brink and Evans that provide for specified financial arrangements upon termination of employment with the Company after a change in control. Generally, the agreements were for an initial one-year term and thereafter are automatically renewable for additional one-year terms unless the Company gives notice to each officer at least 90 days prior to each December 31 that it does not wish to extend the agreement; provided, however, that notwithstanding any such notice by the Company not to extend, the agreements will continue for a period of 24 months beyond their term if a change of control of the Company occurs during such term. The agreements provide that after a change in control of the Company, if one of the above officers leaves the Company's employ either voluntarily or involuntarily (other than a termination for cause or due to death or disability), he is entitled to compensation equal to three times the sum of (i) the officer's annual base salary, and (ii) an amount equal to the product of the officer's annual base salary multiplied by the percentage that the discretionary bonus for the last complete fiscal year bears to the annual base salary for the prior fiscal year. The agreements also require the payment of all legal fees and expenses incurred by the officer in connection with such a termination of employment.

  None of the executive officers listed in the Summary Compensation Table were granted stock options or stock appreciation rights during 1994.

              OPTIONS EXERCISED BY EXECUTIVE OFFICERS DURING 1994
                           AND YEAR-END OPTION VALUES
                              AT DECEMBER 31, 1994

                                                 NUMBER OF   NET VALUE    NUMBER OF
                          SHARES                SECURITIES      OF       SECURITIES   NET VALUE OF
                         ACQUIRED               UNDERLYING  EXERCISABLE  UNDERLYING   UNEXERCISABLE
                            ON       NET VALUE  EXERCISABLE OPTIONS AT  UNEXERCISABLE  OPTIONS AT
          NAME           EXERCISE   REALIZED(1)   OPTIONS   12/31/94(2)    OPTIONS     12/31/94(2)
          ----           --------   ----------- ----------- ----------- ------------- -------------
Lawrence M. Coss........     --           --      300,000   $7,331,100     200,000     $4,887,400
 Chairman and Chief
 Executive Officer
Robert D. Potts.........     --           --          --           --      100,000     $1,843,750
 President and Chief
 Operating Officer;
 Director
Robert A. Hegstrom......     --           --      120,000   $2,546,244         --             --
 Former Executive Vice
 President
John W. Brink...........  24,000(3)  $618,749     160,000   $3,632,492         --             --
 Executive Vice
 President, Treasurer
 and Chief
 Financial Officer
Richard G. Evans........     --           --      140,000   $3,089,368         --             --
 Executive Vice
 President
 and Secretary; Director

- --------
(1) Based upon the sale price for Common Stock sold upon exercise or the closing price on the New York Stock Exchange on the date of exercise for underlying Common Stock held.
(2) Based upon closing price of the Company's Common Stock on December 30, 1994 ($30.375) less the option exercise price. December 30 was the last trading day of the year.
(3) Net of 16,000 shares withheld for federal and state tax liability. Mr. Brink holds such shares.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee") reviews and establishes compensation strategies and programs to ensure that the Company attracts, retains, properly compensates, and motivates qualified executives and other key employees. The Committee consists of the three nonemployee directors. It regularly meets in November or December, primarily to review and determine bonuses for executive and other key personnel, and otherwise meets on an as-needed basis. In 1994, the Committee met three times.

  The Committee believes that the Company's success depends greatly on the efforts of its officers, regional managers, and other key personnel. The Committee also believes the Company must compete with a number of other financial institutions for qualified personnel. For these reasons, the Company seeks to attract, retain, and motivate its key employees with compensation that is competitive within the financial services industry, provided that performance of the Company and the individual warrant such compensation. Historically, the most significant component of key employee compensation has been remuneration in the form of cash bonus and stock options pursuant to the Company's Key Executive Bonus Program (the "Bonus Program") and its stock option plans. Base salary levels for key Company employees are generally conservative compared to similar positions at other financial institutions. Cash bonuses typically represent a substantial portion of a key employee's total cash compensation. The Committee believes that, by putting a substantial portion of a key employee's compensation at risk, the employee is further motivated to perform at a high level. The Committee also believes that this performance-based philosophy better aligns the employees interests with those of the Company's shareholders.
  Under the Company's Bonus Program, cash bonuses aggregating up to 4% of the Company's pretax earnings may be paid to executives and other key employees, excluding the Company's Chief Executive Officer. Employees participating in the program include Company officers, regional managers, and other key employees designated by the Company's Chief Executive Officer and approved by the Committee. For 1994, 91 employees participated in the Program.


  The Committee meets to consider the amount of bonuses payable to Bonus Program participants in November or December of each year, and bonuses are paid before year end. The Committee determines bonus amounts on the basis of recommendations of the Company's Chief Executive Officer who, in turn, considers the written performance evaluations of the supervisors of participating key employees. The Committee analyzes those recommendations in light of a number of factors relating to both Company and individual performance. Company performance factors include the level of profitability, return on equity, volume of business and market share, comparison to prior years' performance, actual versus budgeted performance, portfolio performance, performance in relation to competitors, and other factors. Individual performance factors include an assessment of contribution to business unit performance, quality of work, individual and overall responsibilities, length of service, and other factors.

  During fiscal year 1994, the Committee considered the growth of the Company's business and the returns it generated for its shareholders in setting annual bonuses. In particular, the Committee considered the Company's significant increase in the principal balance of manufactured home contracts purchased in 1994 over 1993. The principal balance of manufactured home contracts purchased increased 31% in 1994 compared to contracts purchased in 1993. The Company's principal balance of home improvement loan originations increased 175% during 1994 and the Company's consumer division lending increased 103% during the year. In addition, the Company acted to broaden its base in financial services by instituting a manufactured home inventory financing program in 1994. The outstanding balance of floorplan loans extended to manufactured home dealers was $166.5 million at December 31, 1994. Strong loan originations, which increased 41% over 1993 levels, led to record net earnings of $181.3 million. Net earnings increased 56% during 1994. Return on equity was 28% in 1994 versus 30% in 1993, as a result of a 5,750,000 share Common Stock offering in September, 1993, which was effected to strengthen the Company's capital base and provide for future loan originations and earnings growth.

  Although the Bonus Program enables the Company to pay up to 4% of pretax profits as bonuses, the Company has not always paid out as much as was available. For 1994, aggregate bonuses were $5,543,000 or 1.83% of pretax earnings, and in the preceding two years aggregate bonuses under the Bonus Program approximated 2.44% of pretax earnings. The above amounts include the executive officers, other than the Company's Chief Executive Officer, who received aggregate bonuses of $1,530,000 or .51% of pretax earnings, and, in the preceding two years, bonus compensation to this group of individuals approximated .74% and 1.04% of pretax earnings, respectively. Because a significant portion of key employee cash compensation is payable as a bonus, the Committee believes it would continue to pay bonuses in a year for which the level of earnings declined from the previous year, although the amount of the bonuses paid would in all likelihood decline to reflect the reduction in earnings.

  The Committee believes that it is important for key employees to have long-term incentives through an equity interest in the Company. Accordingly, the Company from time to time has granted key employees stock options pursuant to the Company's stock option plans. As of February 28, 1995, 43 of the Company's 89 total key employees (excluding the Company's Chief Executive Officer), held options to acquire 1,706,334 shares of the Company's Common Stock. As of the same date, the executive officers, other than the

Company's Chief Executive Officer, whose compensation is specifically disclosed herein, held stock and options aggregating 551,540 shares of the Company's Common Stock. The Company has no other long-term incentive plans.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

  The compensation of the Company's Chief Executive Officer is based entirely on an employment agreement between Mr. Coss and the Company. The Company and Mr. Coss entered into the current agreement in April 1991, extending similar employment and compensation arrangements that have been in effect since 1985. The current agreement expires on December 31, 1996, and provides that, in addition to a base annual salary of $400,000, Mr. Coss will receive an annual bonus as provided in his employment contract. For a description of Mr. Coss' employment contract, see "Executive Compensation" on page 6.

  The Committee believes that the compensation arrangements with Mr. Coss are consistent with the Company's overall approach to performance-related executive compensation and serve to meet the Company's goal of retaining and motivating a highly qualified Chief Executive Officer. The employment agreement links a substantial portion of Mr. Coss's cash compensation to pretax earnings, with the result that Chief Executive Officer compensation improves directly in relation to improved Company profitability. The agreement also provides that a significant portion of Mr. Coss's compensation is payable in Company stock. The Committee believes that the equity position that Mr. Coss has in the Company as a result of the employment agreement provides Mr. Coss with a long-term incentive to remain with the Company, to contribute actively to the Company's continued growth and development, and to manage the Company consistent with the interests of its shareholders. As a long-term incentive, the Committee believes Mr. Coss's equity holdings will motivate performance even if, in any particular year, pretax earnings decline from prior years' levels.

By the Compensation Committee:

W. Max McGee
Tania A. Modic
Robert S. Nickoloff

SHAREHOLDER RETURN COMPARISON

  The graph below compares the yearly percentage change in the cumulative total shareholder return (dividends reinvested) on the Company's Common Stock against the S&P Composite-500 Stock Index and the S&P Financial Index for the period of five fiscal years commencing January 1, 1990, and ending December 31, 1994. The graph presentation assumes $100 invested on January 1, 1990, in Company Common Stock, the S&P Composite-500 Stock Index and the S&P Financial Index, and shows such values at December 31, 1994.


                       [insert stock appreciation graph]



                                 12/31/89 12/31/90 12/31/91 12/31/92 12/31/93 12/31/94
- --------------------------------------------------------------------------------------
  Green Tree Financial Corpora-
   tion                            100       97      288      360      725      926
- --------------------------------------------------------------------------------------
  S&P 500 Index.................   100       79      126      136      150      152
- --------------------------------------------------------------------------------------
  S&P Financial Index...........   100       79      118      146      162      157


PENSION PLAN

  Employees of the Company participate in a noncontributory pension plan (the "Pension Plan"). The Pension Plan is a defined benefit plan qualified under the Internal Revenue Code (the "Code"). To be eligible to receive benefits under the Pension Plan, an employee must be at least 21 years of age at the time employment commences, have completed one full year of employment, and have worked for the Company for a minimum of 1,000 hours in the preceding 12 months.

  Normal retirement age under the Pension Plan is generally age 65 and benefits are reduced or increased for retirement prior to or after age 65. The formula to determine the amount of benefits payable to an employee upon normal retirement is as follows: 1.2% of monthly average earnings up to covered compensation plus 1.75% of monthly average earnings in excess of covered compensation, multiplied by service up to 35 years. Monthly average earnings is the employee's total pay during the 60 nonconsecutive months of the employee's last 120 months of employment with the Company which give the highest average compensation. Covered compensation is the 35-year average of the social security wage base, varying by year of birth. The normal Pension Plan option, upon which the funding assumptions are based, is an option that provides that the participant will receive benefits for his or her lifetime. Section 415 of the Code limits the annual benefit which may be paid under a qualified plan. The annual benefit limit for an individual age 65 as of December 31, 1994, was $118,800. The Board of Directors adopted a Restated Supplemental Pension Plan in September 1987 pursuant to which the Company will pay any benefits lost due to qualified plan limitations for the executive officers listed on page 5 and certain other key officers of the Company.

  On December 31, 1994, all of the individuals named in the preceding Summary Compensation Table were participants in the Pension Plan. Mr. Coss has accrued 24 years of service; Mr. Potts, 1 year; Mr. Hegstrom, 15 years; Mr. Brink, 9 years; and Mr. Evans, 9 years.

  The table below assumes a formula for normal retirement as described above.

  AVERAGE
   ANNUAL                       ESTIMATED ANNUAL PENSION BASED ON YEARS
  EARNINGS                        OF SERVICE AT NORMAL RETIREMENT DATE
 (HIGHEST 5              ------------------------------------------------------
   YEARS)                    15         20         25         30         35
 ----------              ---------- ---------- ---------- ---------- ----------
 $5,000,000............. $1,312,500 $1,750,000 $2,187,500 $2,625,000 $3,062,500
  4,000,000.............  1,050,000  1,400,000  1,750,000  2,100,000  2,450,000
  3,000,000.............    787,500  1,050,000  1,312,500  1,575,000  1,837,500
  2,000,000.............    525,000    700,000    875,000  1,050,000  1,225,000
  1,500,000.............    393,750    525,000    656,250    787,500    918,750
  1,000,000.............    262,500    350,000    437,500    525,000    612,500
    500,000.............    131,250    175,000    218,750    262,500    306,250
    400,000.............    105,000    140,000    175,000    210,000    245,000
    300,000.............     78,750    105,000    131,250    157,500    183,750
    225,000.............     59,060     78,750     98,440    118,130    137,810
    200,000.............     52,500     70,000     87,500    105,000    122,500

       PROPOSAL TO APPROVE A REORGANIZATION OF THE COMPANY TO CHANGE ITS
               STATE OF INCORPORATION FROM MINNESOTA TO DELAWARE

  The Board of Directors has unanimously approved and recommends for shareholder approval a proposal to change the Company's state of incorporation from Minnesota to Delaware (the "Reincorporation"). If approved by the shareholders, the Reincorporation will be effected by a merger transaction (the "Merger") in which the Company will be merged with and into Green Tree Financial Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("Green Tree Delaware"), pursuant to the terms of an Agreement and Plan of Merger and Reorganization (the "Merger Agreement"). Reincorporation in Delaware will allow the Company to take advantage of certain provisions of the corporate laws of Delaware. The purposes and effects of the proposed transaction are summarized below.

  The Reincorporation requires approval by the affirmative vote of a majority of all of the outstanding shares of the Common Stock of the Company. Upon shareholder approval of the Reincorporation and upon approval of appropriate articles or certificates of merger by the Secretaries of State of the States of Minnesota and Delaware, the Company will be merged with and into Green Tree Delaware pursuant to the Merger

Agreement, resulting in a change in the Company's state of incorporation. The Company will then be subject to the Delaware General Corporation Law and the Certificate of Incorporation and Bylaws set forth in Appendices B and C, respectively.

  It is anticipated that the Merger will become effective as soon as practicable following shareholder approval. However, the Merger Agreement provides that the Merger may be abandoned by the Board of Directors of the Company prior to the effective date of the Merger as specified in the Merger Agreement (the "Effective Time") either before or after shareholder approval. In addition, the Merger Agreement may be amended prior to the Effective Time, either before or after shareholder approval; however, the Merger Agreement may not be amended after shareholder approval if such amendment would, in the judgment of the Board of Directors of the Company, have a material adverse effect on the rights of such shareholders or in any manner violate applicable law.

  Green Tree Delaware, which was incorporated on March    , 1995 for the sole
purpose of effecting the Merger, has not engaged in any business to date and has no assets. Approval of the Reincorporation and the merger of the Company into Green Tree Delaware will not result in any change in the name, business, management, location of the principal executive offices or other facilities, capitalization, assets or liabilities of the Company. The Company's employee benefit arrangements will be continued by Green Tree Delaware upon the same terms and subject to the same conditions. In management's judgment, no presently contemplated activities of the Company will be either favorably or unfavorably affected in any material respect by adoption of the Reincorporation proposal. Shareholders should consider, however, that the corporation law of Delaware and the corporation law of Minnesota differ in a number of significant respects, including differences pertaining to the rights of shareholders, and should carefully review the discussion of certain of these differences under "Certain Significant Differences Between the Corporation Laws of Minnesota and Delaware" set forth below.

  The following summary of the Reincorporation does not purport to be a complete description of the Reincorporation proposal and is qualified in its entirety by reference to the Merger Agreement, the Certificate of Incorporation of Green Tree Delaware, and the Bylaws of Green Tree Delaware, copies of which are attached hereto as Appendix A, Appendix B and Appendix C, respectively.

CONVERSION OF SHARES AND EXCHANGE OF CERTIFICATES.

  At the Effective Time, each outstanding share of Common Stock, $.01 par value, will automatically be converted into one share of Common Stock, $.01 par value, of Green Tree Delaware (other than shares as to which the holder thereof has properly exercised appraisal rights under Minnesota law). From and after the Effective Time, certificates representing shares of capital stock of Green Tree Delaware will be deemed to have been issued without regard to the date or dates on which certificates representing shares of capital stock are physically surrendered for exchange or certificates representing shares of capital stock of Green Tree Delaware are actually issued. Each certificate representing shares of capital stock outstanding immediately prior to the Effective Time will, from and after the Effective Time, be deemed for all corporate purposes (except as hereinafter described) to represent the same number of shares of capital stock of Green Tree Delaware into which the shares of capital stock represented by such certificate were converted in the Merger.

  Each stock option to purchase shares of the Company's Common Stock granted by the Company under any stock option plan or similar plan of the Company outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a stock option to purchase, upon the same terms and conditions, the same number of shares of Green Tree Delaware Common Stock. The exercise price per share under each of such options shall be equal to the exercise price per share thereunder immediately prior to the Effective Time of the Merger. Under the terms of the Merger Agreement, any stock option plan of the Company will be assumed by and continue to be the plan of Green Tree Delaware. All stock options granted thereunder, outstanding immediately prior to the Effective Time of the Merger, shall be deemed to provide for the purchase of Green Tree Delaware's capital stock.

  It will not be necessary for shareholders of the Company to exchange their existing stock certificates for stock certificates of Green Tree Delaware; outstanding certificates of the Company should not be destroyed or sent to the Company. Following the Reincorporation, delivery of previously outstanding stock certificates of the Company will constitute "good delivery" in connection with sales through a broker, or otherwise, of shares of Green Tree Delaware. Shares of Green Tree Delaware's common stock will be traded on the New York Stock Exchange and Pacific Stock Exchange, where shares of the Company's common stock are presently traded.

PRINCIPAL REASONS FOR CHANGING THE COMPANY'S STATE OF INCORPORATION.

  The Company's Board of Directors believes that the Reincorporation will provide flexibility for both the management and business of the Company.

  For many years Delaware has followed a policy of encouraging incorporation in Delaware and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws which are periodically updated and revised to meet changing business needs. As a result, many major corporations have initially chosen Delaware for their domicile or have subsequently reincorporated in Delaware in a manner similar to that proposed by the Company. Because of Delaware's significance as the state of incorporation for many major corporations, the Delaware judiciary has become particularly familiar with matters of corporate law, and a substantial body of court decisions has developed construing Delaware's corporation laws. As a consequence, Delaware corporate law has been, and is likely to continue to be, interpreted and explained in a number of significant court decisions, a circumstance which will provide greater predictability with respect to the Company's legal affairs.

  In contrast, the Minnesota Business Corporation Act, to which the Company is presently subject, was only recently enacted (becoming generally effective on July 1, 1981) and has not been the subject of a significant number of judicial decisions interpreting its provisions. Further, in the past several years, the Minnesota legislature has amended the Act in several significant respects after providing only limited time periods for the public to assess and furnish comments on the proposed legislation. The Board of Directors believes the interests of the shareholders are better served by reincorporating in a state where legislative changes are likely to be adopted after greater deliberation and after public hearing and review of proposed legislation affecting corporations and shareholders.

CERTAIN SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF MINNESOTA AND DELAWARE.

  The rights and preferences of the holders of the Company's capital stock are presently governed by the Minnesota Business Corporations Act, the state of incorporation of the Company. Upon the Reincorporation, these rights and preferences will be governed by the Delaware General Corporation Law, the state of incorporation of Green Tree Delaware. Although Delaware and Minnesota corporation laws currently in effect are similar in many respects, certain differences will affect the rights of Green Tree Delaware's shareholders if the Merger is consummated. The following discussion summarizes certain differences considered by management to be significant and is qualified in its entirety by reference to the full text of the Minnesota and Delaware laws.

TREASURY SHARES UNDER DELAWARE LAW.

  The Minnesota Business Corporation Act does not allow treasury shares. Under the Delaware General Corporation Law the Company may hold treasury shares. Treasury shares under Delaware law may be held, sold, lent, pledged or exchanged by the Company. Such shares, however, are not outstanding shares and therefore do not receive any dividends and do not have voting rights.

ANTI-TAKEOVER LEGISLATION.

  Both the Minnesota Business Corporation Act and the Delaware General Corporation Law contain provisions intended to protect shareholders from individuals or companies attempting a takeover of a corporation in certain circumstances. The anti-takeover provisions of the Minnesota Business Corporation

Act and the Delaware General Corporation Law differ in a number of respects, and it is not practical to summarize all such differences here. However, the following is a summary of certain significant differences.

 Control Share Acquisition.

  The Minnesota control share acquisition statute establishes various disclosure and shareholder approval requirements to be met by individuals or companies attempting a takeover. Delaware has no comparable provision. The Minnesota statute applies to an "issuing public corporation." An "issuing public corporation" is one which is incorporated under or governed by the Minnesota Business Corporation Act and has at least fifty shareholders. The Company is subject to the statute; Green Tree Delaware, because it is a Delaware corporation, will not be subject to the statute.

  The Minnesota statute requires disinterested shareholder approval for any acquisition of shares of an "issuing public corporation" which results in the "acquiring person" owning more than a designated percentage of the outstanding shares of such corporation. Shareholders which exceed certain share ownership thresholds whose shares are acquired without shareholder approval lose their voting rights and are subject to certain redemption privileges of the corporation. Such shares regain their voting rights only if the acquiring person discloses certain information to the corporation and such voting rights are granted by the shareholders at a special or annual meeting of the shareholders. The Minnesota control share acquisition statute applies unless the "issuing public corporation" opts out of the statute in its articles of incorporation or bylaws. The Company has not opted out of such provisions.

 Business Combinations.

  While there is no Delaware statute comparable to the Minnesota control share acquisition statute, both Minnesota and Delaware have business combination statutes that are intended primarily to deter highly leveraged takeover bids which propose to use the target's assets as collateral for the offeror's debt financing and to liquidate the target, in whole or in part, to satisfy financing obligations. Proponents of the business combination statute argue that such takeovers have a number of abusive effects, such as adverse effects on the community and employees, when the target is broken up. Further, proponents argue that if the offeror can wholly finance its bid with the target's assets, that fact suggests that the price offered is not fair in relation to the value of the company, regardless of the current market price.

  The Minnesota statute provides that an issuing public corporation (as described above with respect to the Minnesota control share acquisition statute) may not engage in certain business combinations with any person that acquires beneficial ownership of 10 percent or more of the voting stock of that corporation (i.e., an interested shareholder) for a period of four years following the date that the person became a ten percent shareholder (the share acquisition date) unless, prior to that share acquisition date, a committee of the corporation's disinterested directors approve either the business combination or the acquisition of shares.

  Only defined types of "business combinations" are prohibited by the Minnesota statute. In general, the definition includes: any merger or exchange of securities of the corporation with the interested shareholder; certain sales, transfers, or other disposition of assets of the corporation to an interested shareholder; transfers by the corporation to interested shareholders of shares that have a market value of five percent or more of the value of all outstanding shares, except for a pro rata transfer made to all shareholders; any liquidation or dissolution of, or reincorporation in another jurisdiction of, the corporation which is proposed by the interested shareholder; certain transactions proposed by the interested shareholder or any affiliate or associate of the interested shareholder that would result in an increase in the proportion of shares entitled to vote owned by the interested shareholder, and transactions whereby the interested shareholder receives the benefit of loans, advantages, guarantees, pledges, or other financial assistance or tax advances or credits from the corporation.

  For purposes of selecting a committee, a director or person is "disinterested" if the director or person is neither an officer nor an employee, nor has been an officer or employee within five years preceding the formation of the committee of the issuing public corporation, or of a related corporation. The committee must consider and act on any written, good faith proposal to acquire shares or engage in a business combination. The committee must consider and take action on the proposal and within 30 days render a decision in writing regarding the proposal.

  In contrast to the Minnesota provisions, the Delaware statute provides that if a person acquires fifteen percent or more of the voting stock of a Delaware corporation, the person is designated an interested stockholder and the corporation may not engage in certain business combinations with such person for a period of three years. However, an otherwise prohibited business combination may be permitted if one of three conditions is met. First, if prior to the date the person became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, then the business combination is permitted. Second, a business combination is permitted if the tender offer or other transaction pursuant to which the person acquires fifteen percent stock ownership is attractive enough such that the interested stockholder is able to acquire ownership in the same transaction of at least 85 percent of the outstanding voting stock (excluding for purposes of determining the number of shares outstanding those shares owned by directors who are also officers and shares owned by certain employee stock ownership plans (ESOPs)). Finally, the business combination is permissible if approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of two-thirds of the outstanding voting shares held by disinterested stockholders.

  As in Minnesota, only certain Delaware corporations are subject to the business combination provisions. A corporation is subject to the statute if it is incorporated under the laws of Delaware and has a class of voting stock that is listed on a national securities exchange, quoted on Nasdaq, or held of record by more than 2,000 shareholders. Green Tree Delaware will be subject to the statute.

  Only certain "business combinations" are prohibited under Delaware law. A business combination is defined broadly to include any of the following: any merger or consolidation with the interested stockholder; any sale, transfer or other disposition of assets to the interested stockholder if the assets have a market value equal to or greater than ten percent of the aggregate market value of all of the corporation's assets; any transfer of stock of the corporation to the interested stockholder, except for transfers in a conversion or exchange or a pro rata distribution; and any receipt by the interested stockholder of any loans, advances, guarantees, pledges, and other financial benefits, except in connection with a pro rata transfer.

  The Delaware provisions do not apply to any business combination in which the corporation, with the support of a majority of those directors who were serving as directors before any person became an interested stockholder, proposes a merger, sale, lease, exchange or other disposition of at least fifty percent of its assets, or supports (or does not oppose) a tender offer for at least fifty percent of its voting stock. In such a case, all interested stockholders are released from the three year prohibition and may compete with the corporation-sponsored transaction.

  A comparison of the Delaware and Minnesota statutes reveals that Minnesota law is somewhat more restrictive with respect to a prospective takeover attempt than Delaware. In Minnesota, an interested shareholder is one who owns ten percent of the outstanding shares while in Delaware fifteen percent is the threshold. An interested shareholder must wait four years in Minnesota to engage in prohibited business combinations, while the waiting period is only three years in Delaware. Minnesota also has a potentially broader definition of a business combination which encompasses a larger variety of transactions.

  Another difference between the two statutes is the method by which prohibited transactions become permissible. In Delaware, an otherwise prohibited business combination may be permitted by board approval, by stockholder approval, or by an acquisition of 85 percent of the outstanding shares of voting stock. In Minnesota, a prohibited transaction is only permitted by advance board committee approval. In addition, the Delaware statute provides that if the corporation proposes a merger or sale of assets, or does not oppose a tender offer, all interested stockholders are released from the three year prohibition and may compete with the company-sponsored transaction in certain circumstances. The Minnesota statute does not have a comparable provision.

  Both the Minnesota and Delaware provisions permit a corporation to "opt out" of the business combination statute by electing to do so in its articles or certificate of incorporation or bylaws. Neither the Restated and Amended Articles of Incorporation (the "Articles") nor the Bylaws of the Company contain such an "opt out" provision. Similarly, neither the Certificate of Incorporation (the "Certificate") nor the Bylaws of Green Tree Delaware contain such an "opt out" provision.

 Other Anti-Takeover Provisions.

  The Minnesota Business Corporation Act includes three other provisions relating to takeovers that are not included in the Delaware General Corporation Law. These provisions address a corporation's use of golden parachutes, greenmail and the standard of conduct of the Board of Directors in connection with the consideration of takeover proposals.

  The Minnesota Business Corporation Act contains a provision which prohibits a publicly-held corporation from entering into or amending agreements (commonly referred to as golden parachutes) that increase current or future compensation of any officer or director during any tender offer or request or invitation for tenders.

  The Minnesota Business Corporation Act also contains a provision which limits the ability of a corporation to pay greenmail. The statute provides that a publicly-held corporation is prohibited from purchasing or agreeing to purchase any shares from a person who beneficially owns more than five percent of the voting power of the corporation if the shares had been beneficially owned by that person for less than two years, and if the purchase price would exceed the market value of those shares. However, such a purchase will not violate the statute if the purchase is approved at a meeting of the shareholders by a majority of the voting power of all shares entitled to vote or if the corporation's offer is of at least equal value per share and to all holders of shares of the class or series and to all holders of any class or series into which the securities may be converted.

  The Minnesota Business Corporation Act authorizes the board of directors, in considering the best interests of the corporation with respect to a proposed acquisition of an interest in the corporation, to consider the interest of the corporation's employees, customers, suppliers and creditors, the economy of the state and nation, community and social considerations and the long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.

ANTI-TAKEOVER PROVISIONS IN THE COMPANY'S ARTICLES AND GREEN TREE DELAWARE'S CERTIFICATE.

  The Company's Articles presently contain three provisions which the Board of Directors believe provide the Company and its shareholders with reasonable protection from abuses or inequitable treatment that may arise when companies are faced with a threat of change of control or with potential transactions with major shareholders. These provisions make more difficult the acquisition of control of the Company by means of a tender offer, open market purchase, proxy contest or otherwise, that are not approved by the Board of Directors. The purpose of these provisions is to discourage certain types of transactions which may involve an actual or threatened change of control of the Company, and to encourage persons seeking to acquire control of the Company to consult first with the Board of Directors to negotiate the terms of any proposed business combination or offer. The provisions are designed to reduce the vulnerability of the Company to an unsolicited proposal for a takeover that does not contemplate the acquisition of all outstanding shares or is otherwise unfair to stockholders of the Company, or an unsolicited proposal for the restructuring or sale of all or part of the Company.

  The Company believes that, as a general rule, such proposals would not be in the best interests of it or its shareholders. These provisions, individually and collectively, may make more difficult, and may discourage, a merger, tender offer or proxy contest, even if such transaction or occurrence may be favorable to the interests of the shareholders, and may delay or frustrate the assumption of control by a holder of a large block of Company stock and the removal of incumbent management, even if such removal might be beneficial to shareholders. Furthermore, these provisions may deter or could be utilized to frustrate a future takeover attempt which is not approved by the incumbent Board of Directors, but which the holders of a majority of the shares may deem to be in their best interests or in which stockholders may receive a substantial premium for their stock over prevailing market prices of such stock. By discouraging takeover attempts, these provisions might have the incidental effect of inhibiting certain changes in management (some or all of the members of which might be replaced in the course of a change of control) and also the temporary fluctuations in the market price of the stock which often results from actual or rumored takeover attempts.

  Set forth below are summary descriptions of the provisions contained in the Company's Articles. Such descriptions are intended as a summary only. Under the Reincorporation proposal, Articles 8A, 8B and 9 of the Company's Articles will be adopted without change in Articles 8A, 8B and 9 of the Certificate of Green Tree Delaware.

 Fair Price Provision.

  Article 8A of the Company's Articles requires the approval of at least 80% of the combined voting power of the then outstanding shares of voting stock, voting together as a single class, as a condition to certain business combinations, except, generally speaking, if the shareholders of the Company receive a "fair price," as specified in Section 8B of the Company's Articles, or if the business combination shall have been approved by a majority of "continuing directors," as defined in the Company's Articles. The purpose of this supermajority and fair price provision is to attempt to protect shareholders who do not tender their stock in a takeover bid by assuring them a minimum price for their shares in any subsequent merger or other freezeout transaction. It is designed to relieve the pressure on shareholders to tender and to create both procedural and substantive protections in the event of a second-step freezeout. It is not intended to deter a financially strong bidder willing to make a tender offer for any and all of the Company's shares. Under the Company's Articles, the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding voting stock, voting as a single class, is required to amend, alter or adopt any provision inconsistent with, or repeal, existing Article 8.

 Anti-Greenmail Provision.

  Article 9 of the Company's Articles contains an anti-greenmail provision, intended to preclude the Company from repurchasing large blocks of its stock at a premium price. "Greenmail" situations involving other corporations have provided substantial profits for the "greenmailer" to the detriment of other shareholders left with securities which may be diminished in value. Article 9 of the Company's Articles prohibits the Company from buying back shares of its common stock from anyone holding more than 10% of the combined voting power of the then outstanding common stock of the Company at a per-share price above fair market value (as defined therein) as of the time of such purchase, unless such purchase has been approved by the affirmative vote of the holders of at least two-thirds of the shares of common stock voted thereon by "disinterested shareholders," as defined therein.

SHAREHOLDER RIGHTS PLAN.

  On August 16, 1990, the Company's Board of Directors approved and adopted an amended Shareholder Rights Plan ("Plan"). The plan is designed to protect shareholder interests in the event that coercive or unfair takeover tactics are directed against the Company, including provisions to protect shareholders against offers that do not treat all shareholders equally, the acquisition in the open market of shares constituting control without offering fair value to all shareholders, and other coercive takeover tactics that could impair the Board's ability to represent shareholder interests fully. Upon the occurrence of certain events described below, each holder of Company Common Stock shall have the right to purchase one-hundredth of a share of Junior Participating Preferred Stock, $.01 par value, of the Company, at a price of $125, subject to adjustments. The events which make such rights exercisable are: (i) ten business days following the public announcement that a person or group has acquired 20% or more of the Company's Common Stock; or (ii) ten business days after the commencement of a tender offer or exchange offer by any person or group that would result in ownership of 20% or more of the Company's Common Stock; or (iii) ten business days following a determination by the Independent Directors of the Company's Board of Directors that a person or group owning 10% or more of the outstanding Common Stock is likely to take action for short-term benefit of such person or group to the detriment of the long-term interests of the Company and its shareholders. The Company's amended Shareholder Rights Plan is designed to encourage an acquiror to negotiate with the Board of Directors of the Company, rather than proceeding unilaterally with a takeover, and to dissuade the acquiror from employing abusive takeover tactics. Unless redeemed earlier, the rights expire on October 31, 1995.

  This description is qualified in its entirety by reference to the Summary of Rights to Purchase Preferred Shares and by the Amended and Restated Rights Agreement which has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated October 17, 1985, as amended by Form 8 dated August 20, 1990 (a copy of the successor Rights Agreement is available free of charge from the Rights Agent, Norwest Bank Minnesota, N.A., whose address is 161 North Concord Exchange, South Saint Paul, Minnesota 55075-0738. The telephone number is (612) 450-4064).

  If the Reincorporation proposal is approved, the Company's Board of Directors intends to adopt resolutions necessary and appropriate to amend the Company's existing Shareholder Rights Plan to make it effective under Delaware law. At present, the Company has no plans or intention to make any substantive change in the plan, to extend its effective date, or to adopt a new plan upon the expiration of the Plan. The Board of Directors does, however, reserve the right in the future to adopt a new or different plan if circumstances should, in the judgment of the Board, so warrant.

DIRECTORS' STANDARD OF CARE AND PERSONAL LIABILITY.

  Minnesota law provides that a director shall discharge the director's duties in good faith, in a manner the director reasonably believed to be in the best interests of the corporation, and with the care an ordinarily prudent person in a like position would have exercised under similar circumstances. A director who so performs those duties may not be held liable by reason of being a director or having been a director of the corporation.

  Delaware law provides that the board of directors has the ultimate responsibility for managing the business affairs of a Delaware corporation. In discharging this function, Delaware law holds directors to fiduciary duties of care and loyalty to the corporation and its stockholders. Delaware courts have held that the duty of care requires the exercise of an informed business judgment. An informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Having become so informed, they then must act with requisite care in the discharge of their duties. Liabilities of directors of a Delaware corporation to the corporation or its stockholders for breach of the duty of care requires a finding by the court that the directors were grossly negligent in the decision making context. The duty of loyalty requires that, in making a business decision, directors act in good faith and in the honest belief that the action taken was in the best interest of the corporation.

LIMITATION OR ELIMINATION OF DIRECTOR'S PERSONAL LIABILITY.

  Minnesota law provides that if the articles of incorporation so provide, the personal liability of a director for breach of fiduciary duty as a director may be eliminated or limited, but that the articles may not limit or eliminate such liability for (a) any breach of the directors' duty of loyalty to the corporation or its shareholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) the payment of unlawful dividends, stock repurchases or redemptions, (d) any transaction in which the director received an improper personal benefit, (e) certain violations of the Minnesota securities laws, and (f) any act or omission occurring prior to the date when the provision in the articles eliminating or limiting liability becomes effective. The Company's Restated and Amended Articles of Incorporation ("Articles") contain a provision eliminating the personal liability of its directors for breach of fiduciary duty as a director, subject to the foregoing limitations.

  Delaware law provides that if the certificate of incorporation so provides, the personal liability of a director for breach of fiduciary duty as a director may be eliminated or limited, but that the liability of a directors is not limited or eliminated for (a) any breach of the directors' duty of loyalty to the corporation or its shareholders, (b) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (c) the payment of unlawful dividends, stock repurchases or redemptions, or (d) any transaction in which the director received an improper personal benefit. Green Tree Delaware's Certificate of Incorporation ("Certificate") contains a provision eliminating the personal liability of its directors for breach of fiduciary duty as a director, subject to the foregoing limitations.

  The Company is not aware of any pending or threatened litigation to which the limitation of directors' liability would apply.

INDEMNIFICATION.

  Minnesota law generally provides for mandatory indemnification of persons acting in an official capacity on behalf of the corporation if such a person acted in good faith, received no improper personal benefit, acted in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful.

  Delaware law permits a corporation to indemnify officers, directors, employees or agents and expressly provides that the indemnification provided for therein shall not be deemed exclusive of any indemnification right provided under any bylaw, vote of shareholders or disinterested directors or otherwise. Delaware law permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against parties entitled to indemnity for their conduct on behalf of the corporation, provided that each such person acted in good faith and in a manner such person reasonably believed was in or not opposed to the best interests of the corporation. Indemnification is available in a criminal action only if the person seeking indemnity had no reasonable cause to believe that the person's conduct was unlawful. Delaware law does not allow indemnification for directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) as to which such director shall have been adjudged to be liable to the corporation unless indemnification (limited to expenses) is ordered by a court.

  The bylaws of the Company provide for indemnification to the full extent provided by Minnesota law. The bylaws of Green Tree Delaware also provide for indemnification to the full extent permitted by Delaware law.

STOCKHOLDER VOTING.

  Under both Minnesota law and Delaware law, action on certain matters, including the sale, lease or exchange of all or substantially all of the corporation's property or assets, mergers, and consolidations and voluntary dissolution, must be approved by the holders of a majority of the outstanding shares. In addition, both states' laws provide that the articles of incorporation may provide for a supermajority of the voting power of the outstanding shares to approve such extraordinary corporate transactions.

APPRAISAL RIGHTS IN CONNECTION WITH CORPORATE REORGANIZATIONS AND OTHER
ACTIONS.

  Under Minnesota law and Delaware law, shareholders have the right, in some circumstances, to dissent from certain corporate transactions by demanding payment in cash for their shares equal to the fair value as determined by agreement with the corporation or by a court in an action timely brought by the dissenters. Minnesota law, in general, affords dissenters' rights upon certain amendments to the articles that materially and adversely affect the rights or preferences of the shares of the dissenting shareholder, upon the sale of substantially all corporate assets, and upon merger or exchange by a corporation, regardless of whether the shares of the corporation are listed on a national securities exchange or widely held.

  Delaware law allows for dissenters' rights only in connection with certain mergers or consolidations. No such appraisal rights exist, however, for corporations whose shares are listed on a national securities exchange or held of record by more than 2,000 stockholders unless the certificate of incorporation provides otherwise (the Green Tree Delaware Certificate does not provide otherwise) or the shareholders are to receive in the merger or consolidation anything other than (a) shares of stock of the corporation surviving or resulting from such merger or consolidation, (b) shares of stock of any other corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders, (c) cash in lieu of fractional shares of the corporation described in the foregoing clauses (a) and (b), or
(d) any combination of (a), (b), or (c).

  The procedures for asserting dissenters' rights in Delaware impose most of the initial costs of such assertion on the dissenting shareholder, whereas the Minnesota procedures pose little financial risk to the dissenting shareholder in demanding payment in excess of the amount the Corporation determined to be the fair value of its shares.

ACTION BY DIRECTORS WITHOUT A MEETING.

  Minnesota and Delaware law each permit directors to take unanimous written action without a meeting in an action otherwise required or permitted to be taken at a board meeting. Minnesota law further provides that a corporation's articles may provide for such written action, other than an action requiring stockholder approval, by the number of directors that would be required to take the same action at a meeting of the board at which all directors were present. The Company's Articles contain such a provision. Delaware law contains no such provision and thus written actions by the directors of Green Tree Delaware must be unanimous.

  Minnesota law also provides that if the articles or bylaws so provide, a director may give advance written consent or opposition to a proposal to be acted on at a board meeting; however, such consent or opposition of a director not present at a meeting does not constitute presence for determining the existence of a quorum. The Company's Articles do not contain such a provision. Delaware law contains no advance written consent or opposition provision.

CUMULATIVE VOTING FOR DIRECTORS.

  Minnesota law provides that each stockholder entitled to vote for directors has the right to cumulate those votes in the election of directors by giving written notice of intent to do so, unless the corporation's articles of incorporation provide otherwise. The Company's Articles prohibit such accumulation of votes in elections of directors. Under Delaware law, no such cumulative voting exists, unless the certificate of incorporation provides otherwise. Green Tree Delaware's Certificate does not provide for cumulative voting in elections of directors.

CONFLICTS OF INTEREST.

  Under both Minnesota law and Delaware law, a contract or transaction between a corporation and one or more of its directors, or an entity in or of which one or more of the corporation's directors are directors, officers, or legal representatives or have a material financial interest, is not void or voidable solely by reason of the conflict, provided that the contract or transaction is fair and reasonable at the time it is authorized, it is ratified by the corporation's stockholders after disclosure of the relationship or interest, or is authorized in good faith by a majority of the disinterested members of the board of directors after disclosure of the relationship or interest. However, if the contract or transaction is authorized by the board, under Minnesota law the interested director may not be counted in determining the presence of a quorum and may not vote. Delaware law permits the interested director to be counted in determining whether a quorum of the directors is present at the meeting approving the transaction, and further provides that the contract or transaction shall not be void or voidable solely because the interested director's vote is counted at the meeting which authorizes the transaction.

NUMBER OF DIRECTORS.

  Minnesota law provides that the number of directors shall be fixed by or in the manner provided in the articles or bylaws, and that the number of directors may be changed at any time by amendment to or in the manner provided in the articles or bylaws. The Company's Bylaws provide that the number of directors shall be no less than three and no more than 11, as established by resolution of the Board of Directors.

  Delaware law provides that the number of directors shall be fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate. Green Tree Delaware's Certificate does not set forth a number or manner of fixing the number of directors. Under the Bylaws of Green Tree Delaware, the actual number of directors may be fixed by resolution of the Board of Directors.

CLASSIFIED BOARD OF DIRECTORS.

  Both Minnesota and Delaware permit a corporation's bylaws to provide for a classified board of directors. Delaware permits a maximum of three classes; Minnesota law does not limit the number of classes. The Bylaws of the Company and of Green Tree Delaware provide for a classified board of directors, divided into three classes, as equal in number as possible; only one class of directors is elected at each annual meeting of directors, with the remaining classes continuing their respective three-year terms.

REMOVAL OF DIRECTOR.

  Under Minnesota law, in general, unless a corporation's articles provide otherwise, a director may be removed with or without cause by the affirmative vote of a majority of the shareholders. Under Delaware law, a director of a corporation may be removed with or without cause by a majority vote of the directors. However, a director of a Delaware corporation that has a classified board may be removed only for cause, unless the certificate of incorporation provides otherwise. Green Tree Delaware's Bylaws provide for a classified board, and its Certificate provides that a director may be removed with or without cause upon the affirmative vote of holders of at least 80% of the shares entitled to vote at an election of directors.

VACANCIES ON BOARD OF DIRECTORS.

  Under Minnesota law, unless the articles or bylaws provide otherwise, (a) a vacancy on a corporation's board of directors may be filled by the vote of a majority of directors then in office, although less than a quorum, (b) a newly created directorship resulting from an increase in the number of directors may be filled by the board, and (c) any director so elected shall hold office only until a qualified successor is elected at the next regular or special meeting of shareholders. The Company's Bylaws follow these provisions.

  Under Delaware law, a vacancy on a corporation's board of directors may be filled by a majority of the remaining of the directors, although less than a quorum, or by the affirmative vote of a majority of the outstanding voting shares, unless otherwise provided in the certificate of incorporation or bylaws. Green Tree Delaware's Bylaws are the same as the Company's Bylaws on this point.

ANNUAL MEETINGS OF STOCKHOLDERS.

  Minnesota law provides that if a regular meeting of stockholders has not been held during the immediately preceding 15 months, a stockholder or stockholders holding 3% or more of the voting power of all shares entitled to vote may demand a regular meeting of stockholders. Delaware law provides that if no date has been set for an annual meeting of stockholders for a period of 13 months after the last annual meeting, the Delaware court may order a meeting to be held upon the application of any stockholder or director.

SPECIAL MEETINGS OF STOCKHOLDERS.

  Minnesota law provides that the chief executive officer, the chief financial officer, two or more directors, a person authorized in the articles or bylaws to call a special meeting, or a stockholder holding 10% or more of the voting power of all shares entitled to vote, may call a special meeting of the stockholders, except that a special meeting concerning a business combination must be called by 25% of the voting power. Under Delaware law, only the board of directors or those persons authorized by the corporation's certificate of incorporation or bylaws may call a special meeting of the corporation's stockholders. The bylaws of Green Tree Delaware provide that stockholders holding 10% of the voting power can call special meetings.

VOLUNTARY DISSOLUTION.

  Minnesota law provides that a corporation may be dissolved by the voluntary action of holders of a majority of a corporation's shares entitled to vote at a meeting called for the purpose of considering such dissolution. Delaware law provides that voluntary dissolution of a corporation first must be deemed advisable by a majority of the board of directors and then approved by a majority of the outstanding stock entitled to vote. Delaware law further provides for voluntary dissolution of a corporation without action of the directors if all of the stockholders entitled to vote on such dissolution shall have consented to the dissolution in writing.

INVOLUNTARY DISSOLUTION.

  Minnesota law provides that a court may dissolve a corporation in an action by a shareholder where: (a) the situation involves a deadlock in the management of corporate affairs and the shareholders cannot break the deadlock; (b) the directors have acted fraudulently, illegally, or in a manner unfairly prejudicial to the corporation; (c) the shareholders are divided in voting power for two consecutive regular meetings to the point where successor directors are not elected; (d) there is a case of misapplication or waste of corporate assets; or (e) the duration of the corporation has expired. The Delaware law states that courts may revoke or forfeit the charter of any corporation for abuse, misuse or nonuse of its corporate powers, privileges or franchises.

INSPECTION OF SHAREHOLDER LISTS.

  Under Minnesota law, any shareholder has an absolute right, upon written demand, to examine and copy, in person or by a legal representative, at any reasonable time, the corporation's share register. Under Delaware law, any shareholder, upon written demand under oath stating the purpose thereof, has the right during the usual hours for business to inspect for any proper purpose a list of the corporation's shareholders and to make copies or extracts therefrom.

AMENDMENT OF THE BYLAWS.

  Minnesota law provides that unless reserved by the articles to the stockholders, the power to adopt, amend, or repeal a corporation's bylaws is vested in the board, subject to the power of the stockholders to adopt, repeal, or amend the bylaws. After adoption of initial bylaws, the board of a Minnesota corporation cannot adopt, amend, or repeal a bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the board, or fixing the number of directors or their classifications, qualifications, or terms of office, but may adopt or amend a bylaw to increase the number of directors.

  Delaware law provides that the power to adopt, amend, or repeal bylaws remains with the corporation's stockholders, but permits the corporation, in its certificate of incorporation, to place such power in the board of directors. Green Tree Delaware's Certificate places the power to adopt, amend, or repeal bylaws in the corporation's directors. Under Delaware law, the fact that such power has been placed in the board of directors neither divests nor limits the stockholders' power to adopt, amend, or repeal bylaws.

AMENDMENT OF THE CHARTER.

  Under Minnesota law, before the shareholders may vote on an amendment to the articles of incorporation, either a resolution to amend the articles must have been approved by the affirmative vote of the majority of the directors present at the meeting where such resolution was considered, or the amendment must have been proposed by shareholders holding 3% or more of the voting power of the shares entitled to vote. Amending the articles of incorporation requires the affirmative vote of the holders of the majority of the voting power present and entitled to vote at the meeting (and of each class, if entitled to vote as a class), unless the articles of incorporation require a larger proportion. Minnesota law provides that a proposed amendment may be voted upon by the holders of a class or series even if the articles of incorporation would deny that right, if among other things, the proposed amendment would increase or decrease the aggregate number of authorized shares of the class or series, change the rights or preferences of the class or series, create a new class or series of shares having rights and preferences prior and superior to the shares of that class or series or limit or deny any existing preemptive right of the shares of the class or series.

  Under Delaware law, the board of directors must adopt a resolution setting forth an amendment to the certificate of incorporation before the shareholders may vote thereon. Unless the certificate of incorporation provides otherwise, amendments of the certificate of incorporation generally require the approval of the holders of a majority of the outstanding stock entitled to vote thereon, and if the amendment would increase or decrease the number of authorized shares of any class or series or the par value of such shares or would adversely affect the rights, powers or preferences of such class or series, a majority of the outstanding stock of such class or series also must approve the amendment. Green Tree Delaware's Certificate provides for the amendment thereof in a manner prescribed by statute except that it requires approval of at least 80% of the total voting power of all shares of stock entitled to vote, voting together as a single class, for the amendment or repeal of, or the adoption of any provision inconsistent with, the provisions of Green Tree Delaware's Certificate relating to: the "fair price" and supermajority anti-takeover provisions in Article 8; the anti-greenmail provisions in Article 9; and the provisions relating to the amendment of the Bylaws in Article 12.

PROXIES.

  Both Minnesota and Delaware law permit proxies of definite duration. In the event the proxy is indefinite as to its duration, under Minnesota law it is valid for 11 months, under Delaware law, for three years.

PREEMPTIVE RIGHTS.

  Under Minnesota law, stockholders have preemptive rights to acquire a certain fraction of the unissued securities or rights to purchase securities of a corporation before the corporation may offer them to other persons, unless the corporation's articles of incorporation otherwise provide. The Articles of Incorporation of the Company provide that no such preemptive right exists in the Company's stockholders. Under Delaware law, no such preemptive right will exist, unless the corporation's certificate of incorporation specifies otherwise. Green Tree Delaware's Certificate does not provide for any such preemptive rights.

DIVIDENDS.

  Generally, a Minnesota corporation may pay a dividend if its board determines that the corporation will be able to pay its debts in the ordinary course of business after paying the dividend and if, among other things, the dividend payment does not reduce the remaining net assets of the corporation below the aggregate preferential amount payable in the event of liquidation to the holders of the shares having preferential rights, unless the payment is made to those shareholders in the order and to the extent of their respective priorities. A Delaware corporation may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year, except that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

SHAREHOLDERS' ACTION WITHOUT A MEETING.

  Under Minnesota law, any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting by written consent signed by all of the shareholders entitled to vote on such action. This power cannot be restricted by a Minnesota's corporation's articles. Delaware law permits such an action to be taken if the written consent is signed by the holders of shares that would have been required to effect the action at an actual meeting of the stockholders. Generally, holders of a majority of outstanding shares could effect such an action. However, Delaware law also provides that a corporation's certificate of incorporation may restrict or prohibit stockholders' action without a meeting, and Green Tree Delaware's Certificate restricts such stockholder action without a meeting unless approved by the board of directors.

  Action by written consent may, in some circumstances, permit the taking of shareholder action opposed by the board of directors more rapidly than would be possible if a meeting of shareholders were required. The board of directors believes, however, that it is important that it be able to give advance notice of and consideration to any such shareholder action in certain circumstances, and that shareholders be able to discuss at a meeting matters which may affect their rights. The board of directors believes that it is inappropriate for shareholders of a publicly-held corporation to take action affecting the corporation and its shareholders without a meeting in certain circumstances. Therefore, the certificate of incorporation of Green Tree Delaware includes a restriction against shareholder action by written consent without a meeting unless approved by the board of directors.

STOCK REPURCHASES.

  A Minnesota corporation may acquire its own shares if, after the acquisition, it is able to pay its debts as they become due in the ordinary course of business and if enough value remains in the corporation to satisfy all preferences of senior securities. Under Delaware law, a corporation may purchase or redeem shares of any class except when its capital is impaired or such purchase would cause impairment of capital, except that a corporation may purchase or redeem out of capital any of its preferred shares if such shares will be retired upon the acquisition and the capital of the corporation will be thereby reduced. The Articles of the Company and the Certificate of Green Tree Delaware contain additional restrictions on share repurchases. See "Anti-Greenmail Provision" above.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER.

  The reincorporation provided for in the Agreement and Plan of Merger is intended to be tax free under the Internal Revenue Code. Accordingly, no gain or loss will be recognized by shareholders for federal income tax purposes as a result of the consummation of the Reincorporation Proposal. Each shareholder will have a tax basis in the shares of capital stock of Green Tree Delaware deemed received equal to the tax basis of the shareholder in the shares of capital stock deemed exchanged therefor, and, provided that the shareholder held the shares of capital stock as a capital asset, such shareholder's holding period for the shares of capital stock of Green Tree Delaware deemed to have been received will include the holding period of the shares of capital stock deemed exchanged therefor. No gain or loss will be recognized for federal income tax purposes by the Company or Green Tree Delaware and Green Tree Delaware will succeed, without adjustment, to the tax attributes of the Company.

  Shareholders should consult their own tax advisers as to the particular tax consequences to them of the Reincorporation Proposal under state, local or foreign tax laws.

DISSENTERS' RIGHTS.

  Section 302A.471 of the Minnesota Business Corporation Act ("MBCA") grants any stockholder of the Company of record on March 27, 1995 who objects to the Merger the right to have the Company purchase the shares owned by the dissenting stockholder at their fair value at the Effective Time of the Merger. It is the present intention of the Company to abandon the merger in the event shareholders exercise dissenter's rights and the Company becomes obligated to make a substantial payment to said dissenting shareholders.

  To be entitled to payment, the dissenting stockholder must file prior to the vote for the proposed reincorporation merger a written notice of intent to demand payment of the fair value of the shares and must not vote in favor of the proposed reincorporation merger; provided, that such demand shall be of no force and effect if the proposed merger is not effected. The submission of a blank proxy will constitute a vote in favor of the merger and a waiver of dissenter's rights. The liability to the dissenting stockholder for the fair value of the shares shall also be the liability of Green Tree Delaware when and if the reincorporation is consummated. Any stockholder contemplating the exercise of these dissenter's rights should review carefully the provisions of Sections 302A.471 and 302A.473 of the MBCA, particularly the procedural steps required to perfect such rights. SUCH RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS OF SECTIONS 302A.471 AND 302A.473 ARE NOT FULLY AND PRECISELY SATISFIED. A COPY OF SECTIONS 302A.471 AND 302A.473 IS ATTACHED AS APPENDIX D.

  Stockholders of the Company who do not demand payment for their shares as provided above and in Section 302A.473 of the MBCA shall be deemed to have assented to the merger. A vote against the merger, however, is not necessary to entitle dissenting shareholders to require the Company to purchase their shares.

  If and when the proposed reincorporation is approved by stockholders of the Company and the plan of merger is not abandoned by the Board of Directors, the Company shall notify all stockholders who have dissented as provided above of:

  (1) the address to which demand for payment and certificates for shares must be sent to obtain payment and the date by which they must be received;

  (2) any restriction on transfer of uncertificated shares that will apply after the demand for payment is received;

  (3) a form to be used to certify the date on which the stockholder, or the beneficial owner on whose behalf the stockholder dissents, acquired the shares or an interest in them and to demand payment; and

  (4) a copy of Sections 302A.471 and 302A.473 of the MBCA and a brief description of the procedures to be followed to dissent and obtain payment of fair values for shares.

  To receive the fair value of the shares, a dissenting stockholder must demand payment and deposit share certificates within 30 days after the notice was given, but the dissenter retains all other rights of a stockholder until the proposed action takes effect. Under Minnesota law, notice by mail is given by the Company when deposited in the United States mail. A stockholder who fails to make demand for payment and to deposit certificates will lose the right to receive the fair value of the shares notwithstanding the timely filing of the first notice of intent to demand payment. After the effective date of the reincorporation, the Company shall remit to the dissenting stockholders who have complied with the above-described procedures the amount the Company estimates to be the fair value of such stockholder's shares, plus interest.

  If a dissenter believes that the amount remitted by the Company is less than the fair value of the shares, with interest, the stockholder may give written notice to the Company of the dissenting stockholder's estimate of fair value, with interest, within 30 days after the Company mails such remittance and demand payment of the difference. UNLESS A STOCKHOLDER MAKES SUCH A DEMAND WITHIN SUCH THIRTY-DAY PERIOD, THE STOCKHOLDER WILL BE ENTITLED ONLY TO THE AMOUNT REMITTED BY THE COMPANY.

  Within sixty days after the Company receives such a demand from a stockholder, it will be required either to pay the stockholder the amount demanded or agreed to after discussion between the stockholder and the Company or to file in court a petition requesting that the court determine the fair value of the shares, with interest. All stockholders who have demanded payment for their shares, but have not reached agreement with the Company, will be made parties to the proceeding. The court will then determine whether the stockholders in question have fully complied with the provisions of Section 302A.473 and will determine the fair value of the shares, taking into account any and all factors the court finds relevant (including the recommendation of any appraisers that may have been appointed by the court), computed by any method that the court, in its discretion, sees fit to use, whether or not used by the Company or a stockholder. The costs and expenses of the court proceeding will be assessed against the Company, except that the court may assess part or all of those costs and expenses against a stockholder whose action in demanding payment is found to be arbitrary, vexatious, or not in good faith.

  The fair value of the Company's shares means the fair value of the shares immediately before the effectiveness of the merger. Under Section 302A.471, a stockholder of the Company has no right at law or equity to set aside the consummation of the merger, except if such consummation is fraudulent with respect to such stockholder or the Company.

  Any stockholder making a demand for payment of fair value may withdraw the demand at any time prior to the determination of the fair value of the shares by filing written notice of such withdrawal with the Company.

REQUIRED VOTE.

  The Minnesota Business Corporation Act requires an affirmative vote of a majority of outstanding shares to authorize the Merger. The enclosed form of Proxy provides a means for stockholders to vote for the Merger, to vote against the Merger, or to abstain from voting with respect to the Merger. Each properly executed proxy received in time for the meeting will be voted at the meeting as specified therein. IF A STOCKHOLDER EXECUTES AND RETURNS A PROXY BUT DOES NOT SPECIFY OTHERWISE, THE SHARES REPRESENTED BY SUCH STOCKHOLDER'S PROXY WILL BE VOTED FOR THE MERGER. A vote for the proposal will constitute specific approval of the Merger, Green Tree Delaware's Certificate, and all transactions and proceedings related to the Reincorporation described in this Proxy Statement.

RECOMMENDATION OF BOARD OF DIRECTORS.

  THE COMPANY'S BOARD OF DIRECTORS HAS CONCLUDED THAT ADOPTION OF THE REINCORPORATION PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND ACCORDINGLY RECOMMENDS A VOTE "FOR" THE PROPOSAL.

           PROPOSAL TO APPROVE THE 1995 EMPLOYEE STOCK INCENTIVE PLAN

  The Company's 1995 Employee Stock Incentive Plan (the "Incentive Plan") was adopted by the Board of Directors on February 3, 1995. Employees, consultants and independent contractors providing services to the Company or its affiliates are eligible to be granted awards ("Awards") under the Incentive Plan. If the Incentive Plan is approved by the shareholders, no further awards will be made under the Company's 1987 Employee Stock Option Plan. The Chief Executive Officer is not a participant in the plan. His compensation is provided under a separate employment contract.

  The principal features of the Incentive Plan are summarized below.

GENERAL.

  The purposes of the Incentive Plan are to encourage employees, officers, consultants and independent contractors providing services to the Company or any affiliate of the Company to increase their efforts to make the Company and its affiliates more successful, to provide an additional inducement for such persons to remain with or provide services to the Company or an affiliate, to reward such persons by providing an opportunity to acquire Common Stock of the Company on favorable terms, and to provide a means through which the Company may attract able persons to provide services to the Company and its affiliates.

  The aggregate number of shares of Common Stock which may be issued under the Incentive Plan is 3,382,360 shares, subject to proportionate adjustment in the event of stock splits and similar events.

ADMINISTRATION OF THE INCENTIVE PLAN.

  The Incentive Plan will be administered by a committee (the "Committee") appointed by the Board of Directors and consisting of not fewer than such number of directors as shall be required to permit the Incentive Plan to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3"). The Committee will initially be composed of Tania A. Modic, W. Max McGee and Robert S. Nickoloff.

  The Committee will have full authority, in its discretion, to grant awards ("Awards") under the Incentive Plan and to determine the employees to whom Awards shall be granted, the type or types of awards to be granted, and the number of shares to be covered by each Award. The types of Awards which the Committee will have authority to grant consist of (1) stock options (with or without reload option rights) (2) stock appreciation rights, (3) restricted stock and unrestricted stock units, (4) performance awards, and (5) other stock based awards. Each of these types of Awards is described below.

STOCK OPTIONS.

  Stock options granted by the Committee may be "incentive stock options" (stock options qualifying under Section 422 of the Internal Revenue Code of 1986 (the "Code")) or "nonstatutory stock options" (stock options which do not so qualify). Incentive stock options may be granted only to employees, including officers and directors, of the Company and those of its affiliates that are "subsidiary corporations" of the Company under Section 424(f) of the Internal Revenue Code.

  The option price for each stock option shall be determined by the Committee, but may not be less than 100% of the fair market value of the Common Stock on the date the stock option is granted in the case of incentive stock options or 50% of the fair market value of the Common Stock on the date the stock option is granted in the case of nonstatutory stock options. Fair market value of Common Stock, for purposes of the Incentive Plan, means the closing price of the stock on the New York Stock Exchange on the date of valuation. On February 28, 1995 the fair market value of a share of the Company's Common Stock, as so computed, was $38.25.

  Subject to the foregoing and the other provisions of the Incentive Plan, the Committee has the authority to determine the times at which an option may be exercised, the method and form by which payment of the exercise price may be made and such restrictions and other terms and conditions, if any, as shall be determined by the Committee in its discretion.

RELOAD OPTION RIGHTS.

  The Committee may in its discretion grant reload option rights separately or in conjunction with a stock option. Reload option rights entitle the grantee of a stock option to be granted a new stock option (1) upon payment of the exercise price of a previously granted stock option through the delivery of shares of the Company's Common Stock owned by the grantee pursuant to a stock option plan of the Company, or (2) when shares of the Company's Common Stock are tendered or forfeited as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of a stock option. The reload option is for that number of shares of Common Stock not exceeding the sum of (1) the number of shares of Common Stock delivered in payment of the option price of the original option to which the reload option relates, and (2) the number of shares of Common Stock tendered or forfeited as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of the option to which the reload option relates. The reload option shall have an option price equal to the fair market value of the Common Stock on date of grant of the reload option.

  Because the number of shares covered by a reload option is limited to the number of previously owned shares delivered in payment of the option price of the original option or in payment of taxes due in connection therewith, reload option rights will not increase the net number of shares which may be acquired under a stock option. Because the option price of the reload option equals the fair market value of the Company's Common Stock on the date the underlying option is exercised, reload option rights also will not increase the total net value (excess of fair market value over the option price) realizable under the original option. However, since an optionee who exercises an option before the end of its term will not forfeit the potential for future market price appreciation, reload option rights may encourage earlier stock option exercises, thereby promoting the identification with shareholder interests resulting from employee ownership of Common Stock.

STOCK APPRECIATION RIGHTS.

  The Committee may grant stock appreciation rights to participants. A stock appreciation right confers on the holder a right to receive upon exercise the excess of (1) the fair market value of one share of Common Stock on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (2) the grant price of the stock appreciation right as specified by the Committee, which grant price shall not be less than 100% of the fair market value of one share of Common Stock on the date of the grant of the stock appreciation right. The Committee shall, in its discretion, determine the grant price, term, methods of exercise, methods of settlement and other terms and conditions of any stock appreciation right, and may impose such conditions or restrictions on the exercise of any stock appreciation right as it may deem appropriate.

RESTRICTED STOCK.

  The Committee may grant awards of restricted stock and restricted stock units. Restricted shares of Common Stock awarded by the Committee will be subject to such restrictions (which may include, without limitation, restrictions on the right to vote the restricted share or receive any dividends or distributions with respect thereto) as the Committee may impose thereon, which restrictions may lapse in such fashion as the Committee deems appropriate. The Committee shall have the discretion to determine performance goals, performance periods and other terms and conditions of performance awards.

  Following a restricted stock award and prior to the lapse or termination of the applicable restrictions, share certificates for the restricted shares will be held by the Company. Upon the lapse or termination of the restrictions, the share certificates will be delivered to the awardee.

PERFORMANCE AWARDS.

  The Committee may grant performance awards, denominated or payable in cash, stock (including without limitation, restricted stock), other securities, other Awards or other property, to be earned by an awardee based on the achievement of such performance goals over such periods as the Committee shall establish. Except as determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all shares of restricted stock and restricted stock units shall be forfeited and reacquired by the Company, provided that the Committee may waive any such forfeiture if it finds a waiver to be in the best interests of the Company.

OTHER STOCK BASED AWARDS.

  The Committee may also grant other Awards under the Incentive Plan denominated or payable in, valued by reference to, or otherwise related to Common Stock (including without limitation, securities convertible into Common Stock), on such terms and conditions determined by the Committee consistent with the Incentive Plan.

MISCELLANEOUS.

  All Awards shall be granted for no cash consideration or such minimal consideration as may be required by law. Awards may be granted alone or in addition to any other Awards, in the discretion of the Committee. The form of payment to be made by the Company or by an affiliate of the Company pursuant to an Award may be in such forms as the Committee may determine. No Award or right under any Award is transferrable by a participant other than by will or by laws of descent and distribution. Each Award or right under any Award is exercisable during the participant's lifetime only by the participant or, if permissible under applicable law, by the participant's guardian or legal representative.

  Except as prohibited by law or by an Award Agreement or the Incentive Plan itself, the Board of Directors may amend or terminate the Incentive Plan at any time. Notwithstanding anything in the Plan or any Award Agreement, without the approval of the Company's stockholders, no amendment or termination may be made that, absent such approval, would cause Rule 16b-3 to become unavailable with respect to the Plan, would violate certain stock exchange rules or rules of the National Association of Securities Dealers, or that would cause the Company to be unable to grant incentive stock options under the Code.

FEDERAL INCOME TAX CONSEQUENCES.

  The following is a brief summary of the principal Federal income tax consequences of the grant and exercise of Awards under present law.

  Incentive Stock Options. An optionee will not recognize any taxable income for Federal income tax purposes upon receipt of an incentive stock option or, generally, at the time of exercise of an incentive stock option. The exercise of an incentive stock option generally will result in an increase in an optionee's taxable income for alternative minimum tax purposes.

  If an optionee exercises an incentive stock option and does not dispose of the shares received in a subsequent "disqualifying disposition" (generally, a sale, gift or other transfer within two years after the date of grant of the incentive stock option or within one year after the shares are transferred to the optionee), upon disposition of the shares, any amount realized in excess of the optionee's tax basis in the shares disposed of will be treated as a long-term capital gain, and any loss will be treated as a long-term capital loss. In the event of a "disqualifying disposition," the difference between the fair market value of the shares received on the date of exercise and the option price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the optionee's tax basis in the shares) will be treated as compensation received by the optionee in the year of disposition. Any additional gain will be taxable as a capital gain and any loss as a capital loss, which will be long-term or short-term depending on whether the shares were held for more than one year. Under proposed regulations, special rules apply in determining the compensation income recognized upon a disqualifying disposition if the option price of the incentive stock option is paid with shares of Common Stock or, in certain limited circumstances, if the optionee is subject to Section 16(b) of the 1934 Act. If shares of Common Stock received upon the prior exercise of an incentive stock option are transferred to the Company in payment of the option price of an incentive stock option within either of the periods referred to above, the transfer will be considered a "disqualifying disposition" of the shares transferred, but, under proposed regulations, only compensation income determined as stated above, and no capital gain or loss, will be recognized.

  Neither the Company nor any of its subsidiaries will be entitled to a deduction with respect to shares received by an optionee upon exercise of an incentive stock option and not disposed of in a "disqualifying disposition." If an amount is treated as compensation received by an optionee because of a "disqualifying disposition," the Company or one of its subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation paid.

  Nonstatutory Stock Option. An optionee will generally not recognize any taxable income for Federal income tax purposes upon receipt of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price will be treated as compensation received by the optionee in the year of exercise. If the option price of a nonstatutory stock option is paid in whole or in part with shares of Common Stock, no income, gain or loss will be recognized by the optionee on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise of the nonstatutory stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise will be treated as compensation income received by the optionee on the date of exercise of the stock option. Special rules will apply upon the exercise of a nonstatutory stock option in certain limited circumstances by an optionee who is subject to Section 16(b) of the 1934 Act.

  The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the optionee.

  Reload Option Rights. An optionee should not recognize any taxable income for Federal income tax purposes upon receipt of reload option rights and a reload option should be treated as a nonstatutory stock option. See "Nonstatutory Stock Options" above.

  Stock Appreciation Rights. The grant of a stock appreciation right will not result in any immediate tax consequence to the grantee. Upon the exercise of a stock appreciation right, any cash received and the fair market value of any stock received will constitute ordinary income to the participant. The Company will generally be entitled to a deduction in the same amount.

  Restricted Shares. A grantee of restricted shares will not recognize any taxable income for Federal income tax purposes in the year of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). If a grantee is subject to Section 16(b) of the 1934 Act on the date of the award, the shares generally will be deemed to be subject to restrictions (in addition to the restrictions imposed by the award) for at least six months following the date of the award. However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the grantee does not make a
Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the grantee.

  Performance Awards. A grantee of Performance Awards will not recognize any taxable income for Federal income tax purposes upon receipt of the award. Any cash or shares of Common Stock received pursuant to the award will be treated as compensation income received by the awardee generally in the year in which the awardee receives such cash or shares of Common Stock. If performance units are expressed in dollars but paid in whole or in part in shares of Common Stock and the awardee is subject to Section 16(b) of the 1934 Act on the date of receipt of such shares, the awardee generally will not recognize compensation income until the expiration of six months from the date of receipt, unless the awardee makes an election under Section 83(b) of the Code to recognize compensation income on the date of receipt. In each case, the amount of compensation income will equal the amount of cash and the fair market value of the shares of Common Stock on the date compensation income is recognized. The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the awardee.

REQUIRED VOTE.

  The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock is required for approval of adoption of the Incentive Plan.

RECOMMENDATION OF BOARD OF DIRECTORS.

  THE COMPANY'S BOARD OF DIRECTORS HAS CONCLUDED THAT APPROVAL OF THE 1995 EMPLOYEE STOCK INCENTIVE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ACCORDINGLY RECOMMENDS A VOTE "FOR" THE PROPOSAL.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  As of February 28, 1995, the Company is unaware of any owner of the Company's Common Stock which beneficially owns more than 5% of such stock.

  The following table sets forth as of February 28, 1995, information about the ownership of the Company's Common Stock by each director and executive officer and by all directors and officers as a group. The shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

      NAME OF BENEFICIAL                                             PERCENT OF
       OWNER OR IDENTITY                               NUMBER OF     OUTSTANDING
           OF GROUP                                   SHARES OWNED     SHARES
      ------------------                              ------------   -----------
      John W. Brink..................................    188,320(1)        *
      Lawrence M. Coss...............................  2,242,444(2)      3.3%
      Richard G. Evans...............................    240,000(3)        *
      Robert A. Hegstrom.............................      7,220           *
      Tania A. Modic.................................    108,600(3)        *
      W. Max McGee...................................    316,000(3)        *
      Robert S. Nickoloff............................     66,000(3)        *
      Robert D. Potts................................     16,000           *
      All Directors and Officers as a group (38
       persons)......................................  4,404,937(4)      6.4%

- --------
   * Less than one percent.
(1) Includes 320 shares held by minor children and options for 160,000 shares of Common Stock exercisable on or within 60 days after February 28, 1995.
(2) Includes 8,000 shares held by minor children, 43,600 shares held by spouse, 40,000 shares held by LVC Investment Company, Inc., and options for 400,000 shares of Common Stock exercisable on or within 60 days after February 28, 1995.
(3) Includes 6,000, 140,000, 76,000 and 38,000 shares issuable to Ms. Modic and to Messrs. Evans, McGee and Nickoloff, respectively, relating to stock issuable upon exercise of stock options which are exercisable after or within 60 days after February 28, 1995. McGee's holdings include 100,000 shares held by his spouse and Ms. Modic's holdings are held jointly with her spouse.
(4) Includes 1,817,334 shares issuable upon exercise of stock options exercisable currently or within 60 days of February 28, 1995.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Certain directors and executive officers of the Company are eligible to execute notes to the Company to purchase Company Common Stock pursuant to the exercise of stock options. These notes would be collateralized by the stock purchased. These notes would be due on demand and carry an interest rate of the greater of six percent or the Internal Revenue Service applicable federal rate for officer borrowings. Such directors and executive officers would be required to pay interest quarterly on such notes and make certain annual principal repayments. No amounts were borrowed or outstanding on such officer notes during 1994.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors, upon the recommendation of its Audit Committee, has appointed KPMG Peat Marwick to audit the books and accounts of the Company and its subsidiaries for the fiscal year ending December 31, 1995, subject to shareholder ratification.

  A representative of KPMG Peat Marwick LLP will be present at the 1995 Annual Meeting of Shareholders with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions from shareholders.

               PROPOSALS OF SHAREHOLDERS FOR 1996 ANNUAL MEETING

  All proposals of shareholders intended to be presented at the 1996 Annual Meeting of Shareholders of the Company must be received by the Company at its executive offices on or before January 17, 1996.

                                 OTHER MATTERS

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such Company equity securities with the Securities and Exchange Commission and the New York and Pacific Stock Exchanges.

  Based upon the Company's records and the receipt of applicable filings from its directors and executive officers, the Company believes that, during the period from January 1, 1994 to December 31, 1994, all filing requirements applicable were met.

ANNUAL REPORT ON FORM 10-K.

  Copies of the Company's Annual Report on Form 10-K (an annual filing with the Securities and Exchange Commission) for the fiscal year ended December 31, 1994, may be obtained without charge by writing to Green Tree Financial Corporation, 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639, Attention: John W. Brink, Executive Vice President, Treasurer and Chief Financial Officer.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          LOGO

                                          Richard G. Evans
                                          Secretary

Dated: April 17, 1995

                                                                      APPENDIX A

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

  Agreement and Plan of Merger and Reorganization, dated as of March 31, 1995, between Green Tree Financial Corporation, a Minnesota corporation ("Green Tree"), and Green Tree Financial Corporation, a Delaware corporation and a wholly-owned subsidiary of Green Tree (the "Surviving Corporation").

  Whereas, Green Tree, as of the date hereof, has authority to issue 165,000,000 shares of capital stock of which 150,000,000 are designated as common shares, $.01 par value, and 15,000,000 shares are designated as Preferred Shares, $.01 par value (the "Green Tree Preferred") and of which, as
of the date hereof,            shares of Green Tree Common Stock are issued and
outstanding, and no shares of Green Tree Preferred are issued and outstanding;
and

  Whereas, the Surviving Corporation, as of the date hereof, has authority to issue 165,000,000 shares of capital stock, of which 150,000,000 shall be designated Common Shares, $.01 par value, and of which 15,000,000 shall be designated Preferred Shares, $.01 par value (the "Surviving Corporation Preferred"); and

  Whereas, as of the date hereof, 100 shares of the Surviving Corporation Common Stock are issued and outstanding and held by Green Tree and no shares of the Surviving Corporation Preferred are issued and outstanding; and

  Whereas, Green Tree and the Surviving Corporation desire that Green Tree merge with and into the Surviving Corporation and that the Surviving Corporation shall continue as the Surviving Corporation in such merger, upon the terms and subject to the conditions set forth herein and in accordance with the laws of the State of Delaware and the laws of the State of Minnesota; and

  Whereas, the respective Boards of Directors of Green Tree and the Surviving Corporation have approved this Agreement and directed that it be submitted to a vote of their stockholders.

  Now, Therefore, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree to merge as follows:

                                   ARTICLE 1

                                     Merger

  1.1 Merger. Subject to the terms and conditions of this Agreement, Green Tree shall be merged with and into the Surviving Corporation (the "Merger") in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Business Corporation Act of the State of Minnesota (the "MBCA"), the separate existence of Green Tree shall cease and the Surviving Corporation shall be the surviving corporation and continue its corporate existence under the laws of the State of Delaware.

  1.2 Effect of the Merger. At the Effective Time of the Merger (as hereinafter defined), the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of Green Tree and the Surviving Corporation; all property, real, personal and mixed, and all debts due on any account, including subscriptions for shares, and all other choses in action, and every other interest of or belonging to or due to each of Green Tree and the Surviving Corporation shall vest in the Surviving Corporation without any further act or deed; the title to any real estate or any interest therein vested in Green Tree shall not revert nor in any way become impaired by reason of the Merger; the Surviving Corporation shall be responsible and liable for all the liabilities and obligations of each of Green Tree and the Surviving Corporation; a claim of or against or a pending proceeding by or against Green Tree or the

Surviving Corporation may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in the place of Green Tree; and neither the rights of creditors nor any liens upon the property of Green Tree or the Surviving Corporation shall be impaired by the Merger.

  1.3 Effective Time of the Merger. The Merger shall become effective as of the date and time (the "Effective Time of the Merger") the following actions are completed: (a) this Agreement or an appropriate certificate of merger is filed in accordance with Section 252 of the DGCL; and (b) appropriate articles of merger are filed in accordance with Sections 302A.611, 302A.613 and 302A.641 of the MBCA.

                                   ARTICLE 2

                    Name, Articles of Incorporation, Bylaws,
              Directors and Officers of the Surviving Corporation

  2.1 Name of Surviving Corporation. The name of the Surviving Corporation shall be "Green Tree Financial Corporation."

  2.2 Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be the certificate of incorporation of the Surviving Corporation from and after the Effective Time of the Merger until amended thereafter as provided therein or by law.

  2.3 Bylaws. The Bylaws of the Surviving Corporation shall be the Bylaws of the Surviving Corporation from and after the Effective Time of the Merger until amended thereafter as provided therein or by law.

  2.4 Directors and Officers. The directors and officers of Green Tree at the Effective Time of the Merger shall be the directors and officers, respectively, of the Surviving Corporation from and after the Effective Time of the Merger and shall hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until the expiration of the terms to which they were elected to serve as directors and officers of Green Tree and until their successors are duly elected and qualified.

                                   ARTICLE 3

                    Conversion and Exchange of Certificates

  3.1 Conversion. At the Effective Time of the Merger, each of the following transactions shall be deemed to occur simultaneously:

    (a) Each share of Green Tree Common Stock (other than shares as to which the holder thereof has properly exercised appraisal rights under Minnesota law) issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and non-assessable share of the Surviving Corporation Common Stock. The shares of Green Tree Common Stock so converted shall cease to exist as such and shall exist only as shares of the Surviving Corporation Common Stock.

    (b) Each stock option to purchase shares of Green Tree Common Stock granted by Green Tree or any of its subsidiaries under any of the stock option or stock purchase plans of Green Tree and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a stock option to purchase, upon the same terms and conditions, the number of shares of the Surviving Corporation Common Stock which is equal to the number of shares of Green Tree Common Stock which the optionee would have received had he exercised his option or right in full immediately prior to the Effective Time of the Merger (whether or not such option or right was then exercisable). The exercise price per share under each of such options or warrants shall be equal to the exercise price per share thereunder immediately prior to the Effective Time of the Merger.

    (c) Each share of the Surviving Corporation Common Stock issued and outstanding immediately prior to the Effective Time of the Merger and held by Green Tree, without any action on the part of Green Tree or any other person, shall be canceled, and no shares of the Surviving Corporation or other securities of the Surviving Corporation shall be issued or other consideration paid in respect thereof.

  3.2 Exchange of Certificates.

    (a) From and after the Effective Time of the Merger, each holder of an outstanding certificate which immediately prior to the Effective Time of the Merger represented shares of Green Tree Common Stock shall be entitled to receive in exchange therefor, upon surrender thereof to the transfer agent designated by the Surviving Corporation, a certificate or certificates representing the number of shares of the Surviving Corporation Common Stock into which such holder's shares of Green Tree Common Stock were converted.

    (b) If any certificate for shares of the Surviving Corporation capital stock is to be issued in a name other than that in which the certificate for shares of Green Tree capital stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall pay any transfer and other taxes required by reason of the issuance of certificates for such shares of the Surviving Corporation capital stock in a name other than that of the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Surviving Corporation or its agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, no party hereto shall be liable to a holder of shares of Green Tree capital stock for any shares of the Surviving Corporation capital stock or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE 4

                    Employee Benefit and Compensation Plans

  At the Effective Time of the Merger, any employee benefit plan or incentive compensation plan, including any stock option plan, to which Green Tree is then a party shall be assumed by, and continue to be the plan of the Surviving Corporation. To the extent any employee benefit plan or incentive compensation plan of Green Tree or any of its subsidiaries provides for the issuance or purchase of, or otherwise relates to, Green Tree capital stock, from and after the Effective Time of the Merger such plan shall be deemed to provide for the issuance or purchase of, or otherwise to relate to, the Surviving Corporation capital stock.

                                   ARTICLE 5

                                   Conditions

  Consummation of the Merger is subject to the satisfaction at or prior to the Effective Time of the Merger of the following conditions:

  5.1 Green Tree Stockholder Approval. This Agreement and the Merger shall have been adopted and approved by the stockholders of Green Tree in accordance with the applicable provisions of the Minnesota Business Corporation Act.

  5.2 The Surviving Corporation Stockholder Approval. This Agreement and the Merger shall have been adopted and approved by Green Tree as the holder of all the outstanding shares of the Surviving Corporation capital stock prior to the Effective Time of the Merger.

  5.3 Consents, etc. Any and all consents, permits, authorizations, approvals and orders deemed in the sole discretion of Green Tree to be material to the consummation of the Merger shall have been obtained.

                                   ARTICLE 6

                                    General

  6.1 Termination and Abandonment. This Agreement may be terminated and the Merger and other transactions herein provided for abandoned at any time prior to the Effective Time of the Merger, whether before or after adoption and approval of this Agreement by the stockholders of Green Tree, by action of the Board of Directors of Green Tree, if the Board of Directors of Green Tree determines that the consummation of the transactions provided for herein would not, for any reason, be in the best interests of Green Tree and its stockholders. In the event of termination of this Merger Agreement, this Merger Agreement shall become void and of no effect and there shall be no liability on the part of either Green Tree or the Surviving Corporation or their respective Boards of Directors or shareholders, except that Green Tree shall pay all expenses incurred in connection with the Merger or in respect of this Merger Agreement or relating thereto.

  6.2 Amendment. This Agreement may be amended at any time prior to the Effective Time of the Merger with the mutual consent of the Boards of Directors of Green Tree and the Surviving Corporation; provided, however, that after it has been adopted by the stockholders of Green Tree, this Agreement may not be amended in any manner which, in the judgment of the Board of Directors of Green Tree, would have a material adverse effect on the rights of such stockholders or in any manner not permitted under applicable law; provided further, however, that any amendment of this Agreement after its adoption by the sole stockholder of the Surviving Corporation shall require the prior approval of such stockholder.

  6.3 Deferral. Consummation of the transactions herein provided for may be deferred by the Board of Directors of Green Tree for a reasonable period of time if the Board of Directors or officer determines that such deferral would be, for any reason, in the best interests of Green Tree and its stockholders.

  6.4 Headings. The headings set forth herein are inserted for convenience or reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

  6.5 Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument.

  6.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without giving effect to the principles of conflicts of law thereof, except to the extent the laws of the State of Delaware are applicable to the Surviving Corporation in respect of the Merger, in which case the laws of the State of Delaware shall apply without giving effect to the principles of conflicts of law thereof.

  In Witness Whereof, each of the parties hereto has caused this Agreement to be executed on its behalf and attested by its officers hereunto duly authorized, all as of the day and year first above written.

                                          Green Tree Financial Corporation
                                          A Minnesota Corporation

                                            /s/ Robert D. Potts
                                          By __________________________________
                                          Its President and Chief Operating
                                          Officer

Attest:

/s/ Richard G. Evans
- -------------------------------
Secretary

                                          Green Tree Financial Corporation
                                          A Delaware Corporation

                                            /s/ Robert D. Potts
                                          By __________________________________
                                          Its President and Chief Operating
                                          Officer

Attest:

/s/ Richard G. Evans
- -------------------------------
Secretary

                                                                      APPENDIX B

                          CERTIFICATE OF INCORPORATION
                        GREEN TREE FINANCIAL CORPORATION
                             A DELAWARE CORPORATION

                                   ARTICLE 1.

                                      Name

  The name of the Corporation is "Green Tree Financial Corporation."

                                   ARTICLE 2.

                               Registered Office

  The address of the registered office of the Corporation in Delaware is The Corporation Trust Center, 1209 Orange Street Wilmington, Delaware 19801, and the name of its registered agent at such address is The Corporation Company.

                                   ARTICLE 3.

                                    Purpose

  The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE 4.

                               Authorized Shares

  The aggregate number of shares which this Corporation shall have authority to issue is 165,000,000 shares, divided into 150,000,000 common shares with a par value of $0.01 per share, which shall be known as "Common Stock," and 15,000,000 preferred shares with a par value of $0.01 per share, which shall be known as "Preferred Stock."

  A. Common Stock. The holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of earnings or surplus legally available therefor, dividends payable either in cash, in property, or in shares of the capital stock of the Corporation. Each holder of record of the Common Stock shall have one vote for each share of Common Stock standing in such holder's name on the books of the Corporation and entitled to vote. The Common Stock shall have no special powers, preferences, or rights, or qualifications, limitations, or restrictions thereof.

  B. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as the Board of Directors may determine, as hereinafter provided. The Board of Directors is hereby authorized, by resolution or resolutions, to provide from time to time, out of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock, for series of the Preferred Stock. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the designations, powers, preferences, and relative participating, optional, and other special rights, and the qualifications, limitations, and restrictions thereof, of the shares of such series including, without limiting the generality of the foregoing, any of the following provisions with respect to which the Board of Directors shall determine to make affirmative provision:

    1. The designation and name of such series and the number of shares that shall constitute such series;

    2. The annual dividend rate or rates payable on shares of such series, the date or dates from which such dividends shall commence to accrue, and the dividend payment dates for such dividends;

    3. Whether dividends on such series are to be cumulative or noncumulative, and the participating or other special rights, if any, with respect to the payment of dividends;

    4. Whether such series shall be subject to redemption and, if so, the manner of redemption, the redemption price or prices and the terms and conditions on which shares of such series may be redeemed;

    5. Whether such series shall have a sinking fund or other retirement provisions for the redemption or purchase of shares of such series, and, if so, the terms and amount of such sinking fund or other retirement provisions and the extent to which the charges therefore are to have priority over the payment of dividends on or the making of sinking fund or other like retirement provisions for shares of any other series or over the payment of dividends on the Common Stock;

    6. The amounts payable on shares of such series on voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Corporation and the extent to which such payment shall have priority over the payment of any amount on voluntary or involuntary dissolution, liquidation, or winding up of affairs of the Corporation on shares of any other series or on the Common Stock;

    7. The terms and conditions, if any, on which shares of such series may be converted into, or exchanged for, shares of any other series or of Common Stock;

    8. The extent of the voting powers, if any, of the shares of such series;

    9. The stated value, if any, for the shares of such series, the consideration for which shares of such series may be issued and the amount of such consideration that shall be credited to the capital account; and

    10. Any other preferences and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, of the shares of such series.

  The Board of Directors is expressly authorized to vary the provisions relating to the foregoing matters between the various series of Preferred Stock.

  All shares of Preferred Stock of any one series shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be payable, and if cumulative, shall cumulate.

  Shares of any series of Preferred Stock that shall be issued and thereafter acquired by the Corporation through purchase, redemption (whether through the operation of a sinking fund or otherwise), conversion, exchange, or otherwise, shall, upon appropriate filing and recording to the extent required by law, have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of such series or as part of any other series of Preferred Stock. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, the number of authorized shares of stock of any series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the Board of Directors and appropriate filing and recording to the extent required by law. In case the number of shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued shares of Preferred Stock, undesignated as to series.

                                   ARTICLE 5.

                              No Cumulative Voting

  There shall be no cumulative voting by the stockholders of the Corporation.

                                   ARTICLE 6.

                              No Preemptive Rights

  The stockholders of the Corporation shall not have preemptive rights to subscribe for or acquire securities or rights to purchase securities of any kind, class or series of the Corporation.

                                   ARTICLE 7.

                         Stockholder Voting Requirement

  Except a s provided elsewhere in this Certificate of Incorporation, any agreement for consolidation or merger with one or more foreign or domestic corporations, amendment of this Certificate of Incorporation or dissolution of this Corporation may be authorized by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote.

                                   ARTICLE 8.

                         Certain Business Combinations

  A. In addition to an affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in paragraph B of this Article 8,

    1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) an Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate (as such terms are hereinafter defined) of an Interested Stockholder, or

    2. any sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer, or other disposition (in one transaction or a series of transactions), other than in the ordinary course of business, to or with
  (a) an Interested Stockholder or (b) any other person (whether or not itself an Interested Shareholder) which is, or after such sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer, or other disposition would be, an Affiliate or Associate of an Interested Stockholder, directly or indirectly, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including, without limitation, any voting securities of a Subsidiary) or any Subsidiary, or both, or

    3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities (except pursuant to stock dividends, stock splits, or similar transactions which would not have the effect of increasing the proportionate voting power of an Interested Stockholder) of the Corporation or any Subsidiary, or both, to
  (a) an Interested Stockholder or (b) any other person (whether or not itself an Interested Stockholder) which is, or after such issuance or transfer would be, an Affiliate or Associate of an Interested Stockholder, or

    4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of an Interested Stockholder, or

    5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary directly or indirectly beneficially owned by (a) an Interested Stockholder or (b) any other person (whether or not itself an Interested Stockholder) which is, or after such reclassification, recapitalization, merger, or consolidation, or other transaction would be, an Affiliate or Associate of an Interested Stockholder,

shall not be consummated unless such consummation shall have been approved by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, in this Certificate of Incorporation, in any agreement with any national securities exchange, or otherwise.

  B. The provisions of paragraph (A) of this Article 8 shall not be applicable to any particular Business Combination (as hereinafter defined) and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if the Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined) or all of the following conditions shall have been met:

    1. The transaction constituting the Business Combination shall provide for a consideration to be received by all holders of Common Stock in exchange for all their shares of Common Stock and the aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

      (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by an Interested Stockholder (i) within the two-year period immediately prior to the Announcement Date (as hereinafter defined), (ii) within the two-year period immediately prior to the Determination Date (as hereinafter defined), or (iii) in the transaction in which it became an Interested Stockholder, whichever is highest; or

      (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher;

    2. If the transaction constituting the Business Combination shall provide for a consideration to be received by holders of any class or series of outstanding Voting Stock other than Common Stock, the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of such class or series of Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph 2 shall be required to be met with respect to every class and series of outstanding Voting Stock, whether or not an Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

    (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes, and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by an Interested Stockholder (i) within the two-year period immediately prior to the Announcement Date, (ii) within the two-year period immediately prior to the Determination Date, or (iii) in the transaction in which it became an Interested Stockholder, whichever is highest; or

    (b) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or the Determination Date, whichever is higher; or

    (c) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation;

    3. The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire shares of such class or series of Voting Stock which are beneficially owned by an Interested Stockholder and, if an Interested Stockholder beneficially owns shares of any class or series of Voting Stock which were acquired with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock beneficially owned by it. The price determined in accordance with subparagraphs 1 and 2 of this paragraph shall be subject to appropriate adjustment in the event of any recapitalization, stock dividend, stock split, combination of shares, or similar event;

    4. After an Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:

      (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor the full amount of any dividends (whether or not cumulative) payable on any outstanding preferred stock;

      (b) there shall have been (i) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock) other than as approved by a majority of the Continuing Directors and (ii) an increase in such annual rate of dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and

      (c) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Stockholder;

    5. After an Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

    6. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to the stockholders of the Corporation, no later than the earlier of (a) 30 days prior to any vote on the proposed Business Combination or (b) if no vote on such Business Combination is required, 60 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from the point of view of the holders of Voting Stock other than an Interested Stockholder (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonable requests and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).

  C. For the purposes of this Article 8:

    1. "Business Combination" shall mean any transaction which is referred to in any one or more of subparagraphs 1 through 5 of paragraph (A) of this
  Article 8.

    2. "Voting Stock" shall mean stock of all classes and series of the Corporation entitled to vote generally in the election of directors.

    3. "Person" shall mean any individual, firm, trust, partnership, association, corporation, or other entity.

    4. "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

      (a) is the beneficial owner, directly or indirectly, of more than 10% of the combined voting power of the then outstanding Voting Stock; or

      (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than 10% of the combined voting power of the then outstanding Voting Stock; or

      (c) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, unless such assignment or succession shall have occurred pursuant to a Public Transaction (as hereinafter defined) or any series of Public Transactions.

    For the purposes of determining whether a person is an Interested Stockholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph 6 below but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

    5. "Public Transaction" shall mean any (a) purchase of shares offered pursuant to an effective registration statement under the Securities Act of 1933 or (b) open-market purchase of shares on a national securities exchange or in the over-the-counter market if, in either such case, the price and other terms of sale are not negotiated by the purchaser and the seller of the beneficial interest in the shares.

    6. A person shall be a "beneficial owner" of any Voting Stock:

      (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

      (b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise or (ii) the right to vote or to direct the voting thereof pursuant to any agreement, arrangement or understanding; or

      (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

    7. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1995.

    8. "Subsidiary" shall mean any corporation of which a majority of any class of equity security (as defined In Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1995) is owned, directly or indirectly, by the Corporation; provided, however, that, for purposes of the definition of Interested Stockholder set forth in subparagraph 4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

    9. "Continuing Director" shall mean (A) any member of the Board of Directors of the Corporation who (1) is not an Affiliate or Associate of, and not a nominee of, an Interested Stockholder, and (2) was a member of the board prior to the time that any Interested Stockholder became an Interested

  Stockholder, and (B) any successor of any such member who is not an Affiliate or an Associate of, and not a nominee of, such Interested Stockholder and is recommended to succeed any such member by a majority of all such members then on the Board of Directors.

    10. "Announcement Date" shall mean the date of the first public announcement of the proposed Business Combination.

    11. "Determination Date" shall mean the date on which an Interested Stockholder became an Interested Stockholder.

    12. "Fair Market Value" shall mean: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation or last reported sale price, whichever is applicable, with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

    13. "Substantial Part" shall mean more than 30 percent of the fair market value of the total assets of the Corporation as of the end of its most recent fiscal year ending prior to the time the determination is being made.

  D. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article 8, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article 8, including, without limitation, (1) whether a person is an Interested Stockholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether the assets which are the subject of any Business Combination constitute a Substantial Part of the assets of the Corporation or the Subsidiary, or both, (5) whether the requirements of paragraph (B) of this
Article 8 have been met, and (6) such other matters with respect to which a determination is required under this Article 8. The good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all purposes of this Article 8.

  E. Nothing contained in this Article 8 shall be construed to relieve an Interested Stockholder from any fiduciary obligation imposed by law.

  F. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation or the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation, the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding Voting Stock, voting as a single class, shall be required to amend, alter, adopt any provision inconsistent with or repeal this Article 8.

                                   ARTICLE 9.

                     Purchases of Stock of the Corporation

  A. Except as otherwise expressly provided in this Article 9, the Corporation may not purchase any shares of Common Stock at a per-share price in excess of the Fair Market Price (as hereinafter defined) as of the time of such purchase from a person known by the Corporation to be a Substantial Stockholder (as hereinafter defined), unless such purchase has been approved by the affirmative vote of the holders of at least two-thirds of the shares of Common Stock voted thereon held by Disinterested Stockholders (as hereinafter defined). Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law, in this Certificate of Incorporation or in any agreement with any national securities exchange or otherwise.

  B. The provisions of this Article 9 shall not apply to (1) any purchase pursuant to an offer to purchase which is made on the same terms and conditions to the holders of all of the outstanding shares of Common Stock, (2) any open market purchase that constitutes a Public Transaction (as hereinafter defined).

  C. For the purposes of this Article 9:

    1. The terms "Person", "Public Transaction", "Beneficial Owner", "Affiliate", and "Associate" shall have the meanings given to them in
  Article 8 of this Certificate of Incorporation.

    2. "Substantial Stockholder" shall mean any person (other than any employee benefit plan or trust of the Corporation or any similar entity) who or which is the beneficial owner of shares of Common Stock constituting more than 10% of the combined voting power of the then outstanding Common Stock, and who or which acquired beneficial ownership of any such shares within the two-year period immediately prior to the date on which the Corporation purchases any such shares.

  For the purposes of determining whether a person is a Substantial Stockholder, the number of shares of Common Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph 5 below but shall not include any other shares of Common Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

    3. "Disinterested Stockholders" shall mean those holders of Common Stock who are not Substantial Stockholders.

    4. "Fair Market Price" shall mean the highest closing sale price on the Composite Tape for New York Stock Exchange-Listed Stocks during the 30-day period immediately preceding the date in question of a share of Common Stock or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation or last reported sale price, whichever is applicable, with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Board of Directors in good faith.

    5. A person shall be a "beneficial owner" of any Voting Stock:

      (a) which such person or any of its Affiliates of Associates beneficially owns, directly or indirectly; or

      (b) which such person or any of its Affiliates of Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise or (ii) the right to vote or to direct the voting thereof pursuant to any agreement, arrangement or understanding; or

      (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

  D. A majority of the Board of Directors shall have the power and duty to determine for the purposes of this Article 9, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article 9, including without limitation (1) whether a person is a Substantial Stockholder, (2) the number of shares of Common Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether a price is in excess of the Fair Market Price, (5) whether a purchase constitutes a Public Transaction and (6) such other matters with respect to which a determination is required under this Article 9. The good faith determination of a majority of the Board of Directors on such matters shall be conclusive and binding for all purposes of this Article 9.

  E. Nothing contained in this Article 9 shall be construed to relieve a Substantial Stockholder from any fiduciary obligation imposed by law.

  F. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation or the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation, the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding voting stock, voting as a single class, shall be required to amend, alter, adopt any provision inconsistent with, or repeal this Article 9.

                                  ARTICLE 10.

                                   Directors

  A director may be removed by the holders of the majority of shares then entitled to vote at an election of directors, with or without cause.

                                  ARTICLE 11.

                             Stockholders' Actions

  No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent.

                                  ARTICLE 12.

                                     Bylaws

  The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this Corporation, subject to the power of the shareholders to adopt, amend, or repeal such bylaws. Bylaws fixing the number of directors or their classifications, qualifications, or terms of office, or prescribing procedures for removing directors or filling vacancies in the Board may be adopted, amended or repealed only by (i) the Board of Directors, to the extent permitted by law, or (ii) the affirmative vote of the holders of 80% of the combined voting power of the then outstanding voting stock of this Corporation, voting as a single class, or such lesser percentage of the outstanding voting stock as may from time to time be provided in such Bylaws. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation or the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation, the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding voting stock, voting as a single class, shall be required to amend, alter, adopt any provision inconsistent with or repeal this Article 12.

                                  ARTICLE 13.

                       Limitation of Directors' Liability

  A Director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) for the payment of an improper dividend or improper repurchase of the Corporation's stock under Section 174 of the General Corporation Law of the State of Delaware; (iv) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law. Any repeal or modification of the foregoing provisions of this Article 13 by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE 14.

                                  Incorporator

  The name and the mailing address of the sole incorporator is:

    Name

    Drew S. Backstrand

    Mailing Address

    Green Tree Financial Corporation
    300 Landmark Towers
    St. Paul, MN 55102-1637

  In Witness Whereof, this Certificate has been subscribed this 22nd day of March, 1995 by the undersigned who affirms that the statements made herein are true and correct.

                                          /s/ Drew S. Backstrand
                                          -------------------------------------
                                          Drew S. Backstrand
                                          Sole Incorporator

                                                                      APPENDIX C

                                     BYLAWS
                                       OF
                       GREEN TREE FINANCIAL CORPORATION,
                             A DELAWARE CORPORATION

                                   ARTICLE I

                            Offices, Corporate Seal

  Section 1.01. Offices. The address of the registered office of the Corporation and the name of its registered agent, if any, at the address of the registered office shall be set forth in the Certificate of Incorporation or in the latest statement filed with the Secretary of State. The Corporation may have such other offices, within or without the State of Delaware, as the Board of Directors shall, from time to time, determine.

  Section 1.02. Corporate Seal. The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation and the word "Delaware" and the words "Corporate Seal". It shall not be necessary for the Corporation to use the corporate seal on any document.

                                   ARTICLE II

                            Meetings of Stockholders

  Section 2.01. Place of Meeting. Meetings of the stockholders of the Corporation shall be held at such place, either within or without the state of Delaware, as may be designated from time to time by the Board of Directors, or if not so designated, then at the office of the Corporation required to be maintained pursuant to Section 1.01 hereof.

  Section 2.02. Annual Meetings. The Corporation shall hold meetings of the stockholders on an annual basis on such day or date and at such time and place as the Board of Directors shall determine by resolution. At annual meetings, the stockholders shall elect qualified successors for directors whose terms are expiring and may transact such other business as may be appropriate for stockholders' action.

  Section 2.03. Special Meetings. The Corporation may hold special meetings of the stockholders at any time and for any purpose. The Chief Executive Officer, the Chief Financial Officer, two or more directors, or a stockholder or stockholders holding at least 10% of the voting power of all shares entitled to vote may call a special meeting. A stockholder or stockholders holding 10% or more of the voting power of all shares entitled to vote may demand a special meeting of the stockholders by written notice of demand given to the Chief Executive Officer or Chief Financial Officer of the Corporation and containing the purposes of the meeting. If the Board of Directors fails to cause a special meeting to be called and held as required by this Section 2.03, the stockholder or stockholders making the demand may call the meeting by giving notice as required by Section 2.05, all at the expense of the Corporation. The Corporation shall hold special meetings on the date and at the time and place fixed by the Chief Executive Officer or the Board of Directors, except that the Corporation shall hold a special meeting called by or at demand of a stockholder or stockholders in the county where the Principal Executive Office is located. The business transacted at a special meeting shall be limited to the purposes as stated in the notice of the meeting. Any business transacted at a special meeting that is not included in the purposes stated in the notice of the meeting is voidable by or on behalf of the Corporation, unless all stockholders have waived notice of the meeting.

  Section 2.04. Record Date. The Board of Directors shall fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days nor less than ten days preceding the date of any meeting of stockholders as the record date for the determination of the stockholders entitled to notice of, and to vote at, such meeting. When a record date is so fixed, only stockholders as of that date are entitled to notice of and permitted to vote at that meeting of stockholders. In the absence of action by the Board of Directors, such record date shall be the forty-fifth day prior to a meeting, unless such forty-fifth day is not a business day in which event the record date shall be the last business day immediately prior to such forty-fifth day.

  Section 2.05. Notice of Meeting. Except as otherwise specified in Section
2.07 or required by law, notice of each meeting of the stockholders stating the date, time, and place and, in the case of a special meeting, the purpose or purposes, shall be given at least ten days and not more than sixty days prior to the meeting to every holder of shares entitled to vote at such meeting.

  Section 2.06. Quorum. The holders of a majority of the voting power of the shares entitled to vote at a meeting, whether present in person or by proxy, shall constitute a quorum for the transaction of business at any annual or special meeting. If a quorum is present when a duly called or held meeting is convened, the stockholders present may continue to transact business until adjournment, even though the withdrawal of a number of stockholders originally present leaves less than the proportion or number otherwise required for a quorum.

  Section 2.07. Adjourned Meetings. Those present at a meeting may adjourn the meeting from time to time, whether or not a quorum is present. The corporation shall not be required to give notice of the reconvened meeting to the stockholders if the date, time, and place of the reconvened meeting is announced at the meeting being adjourned; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At reconvened meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.

  Section 2.08. Act of the Stockholders. At any meeting of stockholders, the stockholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote, except to the extent otherwise required by Delaware General Corporation Law. In the event the Corporation shall have outstanding a class or series of shares that are entitled to vote as a class or series by Delaware General Corporation Law, the Certificate of Incorporation, these Bylaws, or the terms of such shares, the matter being voted upon must also receive the affirmative vote of the holders of the same proportion of the shares of that class or series as is required pursuant to the preceding sentence.

  Section 2.09. Voting. At each meeting of the stockholders every stockholder having the right to vote shall be entitled to vote either in person or by proxy meeting the requirements of Section 2.10. Unless otherwise provided in the Certificate of Incorporation, or according to the terms of the shares, each stockholder shall have one vote for each share having voting power registered in such stockholder's name on the books of the Corporation. Holders of shares entitled to vote may vote any portion of the shares in any way the stockholder chooses. If a stockholder votes without designating the proportion or number of shares voted in a particular way, the stockholder is deemed to have voted all of the shares in that way. Jointly owned shares may be voted by any joint owner unless the Corporation receives written notice from any one of them denying the authority of that person to vote the shares. Upon the demand of any stockholder, the vote upon any question before the meeting shall be by ballot.

  Section 2.10. Proxies. A stockholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Corporation at or before the meeting at which the appointment is to be effective. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. An appointment of a proxy for shares held jointly by two or more stockholders is valid if signed by any one of them, unless the Corporation receives from any one of those stockholders written notice either denying the authority of that person to appoint a proxy or appointing a different proxy. To be valid, all proxies must meet the requirements of, and shall be governed by, Delaware General Corporation Law.

  Section 2.11. Waiver Of Notice. Any stockholder may waive notice of any regular or special meeting, either before, at, or after such meeting, orally or in a writing signed by such stockholder or a representative entitled to vote the share, of such stockholder. Attendance by a stockholder at any meeting of stockholders is a waiver of notice of such meeting, except where the stockholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and the stockholder does not participate in the consideration of the item at that meeting.

  Section 2.12. List of Stockholders. The Secretary shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                  ARTICLE III

                                   Directors

  Section 3.01. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

  Section 3.02. Number, Qualification and Term of Office. The number of directors shall not be less than three nor more than eleven and shall be established by resolution of the Board of Directors. Directors need not be stockholders. The number of directors may be increased beyond eleven or decreased below three from time to time by a resolution adopted by the stockholders of at least 80% of the shares of the Corporation entitled to vote or, to the extent permitted by law, by the Board of Directors. The directors shall be divided into three classes, as equal in number as possible. Directors in the first class (currently two directors) shall serve until the 1996 regular meeting of stockholders; directors in the second class (currently two directors) shall serve until the 1997 regular meeting of stockholders; and directors in the third class (currently two directors) shall serve until the 1998 regular meeting of stockholders. At each regular meeting of the stockholders each director elected to succeed a director whose term has expired shall hold office until the third succeeding regular meeting of the stockholders after such director's election and until such directors successor has been duly elected and qualified, or until the earlier death, resignation, removal or disqualification of such director. In case of any increase or decrease in the number of directors, the increase or decrease shall be distributed among the several classes as equally as possible as shall be determined by the Board of Directors or by the stockholders of at least 80% of the shares of the Corporation entitled to vote; provided that any increase shall first be applied to the class of directors having the shortest unexpired term and any decrease shall first be applied to the class of directors having the longest unexpired term.

  Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation pursuant to Article 4 of the Certificate of Incorporation of the Corporation shall have the right, voting separately as a class or by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the series of Preferred Stock applicable thereto, and such directors so elected shall not be divided into classes pursuant to this
Section 3.02 or Article III unless expressly provided by the terms of the applicable series.

    (a) Amendment. No provision of this Section 3.02 of Article III may be amended or rescinded, except by the affirmative vote of the stockholders of at least 80% of the outstanding shares of the Corporation entitled to vote, or by the Board of Directors, to the extent permitted by law.

  Section 3.03. Board Meetings. The Board of Directors may hold meetings from time to time at such time and place as the notice of such meeting may designate or at the place announced if no notice is required. The Board of Directors shall meet each year immediately after the annual meeting of the stockholders at the same place. No notice of any kind to either old or new members of the Board of Directors shall be necessary for such annual meeting or for any regular meeting of the directors fixed from time to time by resolution of a majority of the Board of Directors.

  Section 3.04. Calling Meetings, Notice. Meetings of the Board of Directors may be called by the Chief Executive Officer, by giving at least twenty-four hours notice of the date, time and place thereof to each director by mail, telephone, telegram or in person. If the date, time and place of a Board of Directors meeting have been announced at a previous meeting of the Board of Directors, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.

  Section 3.05. Waiver of Notice. Any director may waive notice of any meeting of the Board of Directors either before, at, or after such meeting orally or in writing signed by such director. A director, by the director's attendance at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting, except when the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

  Section 3.06. Quorum. A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting.

  Section 3.07. Conference Communications. Any or all directors may participate in any meeting or conference of the Board of Directors, or of any duly constituted committee thereof, by any means of communication through which the directors may simultaneously hear each other during such meeting and participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

  Section 3.08. Vacancies. Vacancies in the Board of Directors of this Corporation occurring by reason of death, resignation, removal, or disqualification shall be filled for the unexpired term by a majority of the remaining directors, even though less than a quorum. Vacancies resulting from newly created directorships may be filled by a majority vote of the remaining directors. Each director elected to fill a vacancy shall hold office, subject to provisions of these Bylaws, until a qualified successor is elected by the stockholders at a regular or special meeting. The stockholders shall elect a director to fill the remainder of any unexpired term for which a director has been elected to fill a vacancy by the Board of Directors at their next regular or special meeting. No provision of this Section 3.08 of Article III may be amended or repealed except by the affirmative vote of the holders of at least 80% of the outstanding shares of the Corporation entitled to vote, or by the Board of Directors, to the extent permitted by law.

  Section 3.09. Removal. The affirmative vote of the stockholders holding at least 80% of the shares entitled to vote at an election of directors may remove any or all of the directors from office at any time with or without cause. In the event that the Board of Directors or any one or more directors be so removed, new directors shall be elected at the same meeting. A director named by the Board of Directors to fill a vacancy may be removed from office at any time, with or without cause, by the affirmative vote of the remaining directors if the stockholders have not elected directors in the interim between the time of the appointment to fill such vacancy and the time of the removal. No provision of this Section may be amended or repealed except by the affirmative vote of the holders of at least 80% of the outstanding shares of the Corporation entitled to vote, or by the Board of Directors, to the extent permitted by law.

  Section 3.10. Committees. A resolution approved by the affirmative vote of a majority of the whole Board of Directors may establish committees having the authority of the Board of Directors in the management of the business of the Corporation to the extent provided in the resolution except for those powers expressly reserved to the Board of Directors under Delaware law. No such committee shall have this power or authority in reference to amending the Certificate of Incorporation (except as otherwise permitted by law); adopting an agreement of merger or consolidation under Sections 251 or 252 of the Delaware General Corporation Law; recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or amending the bylaws of the Corporation. A committee shall consist of one or more directors appointed by affirmative vote of a majority of the whole Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the event of the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. A majority of the members of the committee present at a meeting is a quorum for the transactions of business, unless a larger or smaller proportion or number is provided in the resolution establishing the committee.

  Section 3.11. Committee of Disinterested Persons. Pursuant to the procedure set forth in Section 3.10, the Board of Directors may establish a committee composed of two or more disinterested directors or other disinterested persons to determine whether it is in the best interests of the Corporation to pursue a particular legal right or remedy of the Corporation and whether to cause the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the Corporation. The committee, once established, is not subject to the direction or control of, or termination by, the Board of Directors. The vacancy on the committee may be filled by a majority of the remaining committee members. The good faith determinations of the committee are binding upon the Corporation and its directors, officers and stockholders. The committee shall terminate when it issues a written report of its determination to the Board of Directors.

  Section 3.12 Written Action. Any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by all of the directors or committee members, unless the Articles provide otherwise, and such action need not be approved by the stockholders.

  Section 3.13. Nomination of Director Candidates. Nominations of candidates for election to the Board of Directors of the Corporation at any annual meeting of the shareholders may be made only by or at the direction of the Board of Directors or by a shareholder entitled to vote at such annual meeting. All such nominations, except those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, such notice must be received at the principal executive offices of the Corporation not less than sixty days prior to the date of such annual meeting and must set forth (i) the name, age, business address, residence address and the principal occupation or employment of each nominee proposed in such notice, (ii) the name and address of the shareholder giving the notice as the same appears in the Corporation's stock register, (iii) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee and by such shareholder and (iv) such other information concerning each such nominee as would be required soliciting proxies for the election of such nominee. Such notice must also include a signed consent of each such nominee to serve as a director of the Corporation, if elected.

  If the officer of the Corporation presiding at an annual meeting of the shareholders determines that a director nomination was not made in accordance with the foregoing procedures, such nomination shall be void and shall be disregarded for all purposes.

  Section 3.14. Determination of Contested Elections. In the event that there are more candidates for election to the Board of Directors at a meeting of the shareholders than there are directors to be elected at such meeting (a "Contested Election"), the vote for election of directors shall be by ballot and the officer of the Corporation presiding at the meeting shall appoint two persons, who need not be shareholders, to act as Inspectors of Election at such meeting.

  The Inspectors so appointed, before entering on the discharge of their duties, shall take and subscribe on oath or affirmation faithfully to execute the duties of Inspectors at such meeting with strict impartiality and according to the best of their ability, and thereupon the Inspectors shall take charge of the polls and after the balloting shall canvas the votes and determine in accordance with law and make a certificate to the Corporation of the results of the vote taken. No director or candidate for the office of director shall be appointed an Inspector.

  The nominees for election to the Board of Directors in a Contested Election who are certified by the Inspectors as having been elected shall be deemed to be duly elected and qualified upon the expiration of three business days following the date of such certification, provided that, in the event any court proceedings are commenced which challenge the results of such Contested Election, such nominees shall not be deemed to be duly elected and qualified until all such court proceedings, including appeals, shall have been finally concluded.

                                   ARTICLE IV

                                    Officers

  Section 4.01. Number and Designation. The Corporation shall have one or more natural persons exercising the functions of the offices of Chief Executive Officer and Chief Financial Officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the Corporation, with such powers, rights, duties, and responsibilities as may be determined by the Board of Directors, including, without limitation, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such assistant officers or other officers as may from time to time be elected or appointed by the Board of Directors. Each such officer shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board of Directors. Any number of offices may be held by the same person.

  Section 4.02. Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer: (a) shall have general active management of the business of the Corporation, (b) shall, when present, preside at all meetings of the stockholders, (c) shall see that all orders and resolutions of the Board of Directors are carried into effect; (d) shall sign and deliver in the name of the Corporation any deed, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by these Bylaws or the Board of Directors to some other officer or agent of the Corporation; and (e) shall perform such other duties as, from time to time, that may be assigned by the Board of Directors.

  Section 4.03. Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer or
Treasurer: (a) shall cause to be kept accurate financial records, for the Corporation; (b) shall cause to be deposited all monies, drafts, and checks in the name of and to the credit of the Corporation in such banks, and depositories as the Board of Directors shall designate from time to time; (c) shall cause to be endorsed for deposit all notes, checks and drafts received by the Corporation as ordered by the Board of Directors, making proper vouchers therefore; (d) shall cause to be disbursed corporate funds and shall cause to be issued checks and drafts in the name of the Corporation, as ordered by the Board of Directors; (e) shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all the transactions as Chief Financial Officer and of the financial condition of the Corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

  Section 4.04. President. Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. If an officer other than the President is designated Chief Executive Officer, the President shall perform such duties as may from time to time be assigned by the Board of Directors.

  Section 4.05. Vice President. Each Vice President shall perform such duties as may be prescribed from time to time by these Bylaws or by the Board of Directors.

  Section 4.06. Secretary. Unless provided otherwise by a resolution adopted by the Board of Directors, the Secretary: (a) shall attend all meetings of the stockholders and Board of Directors, and shall record all the proceedings of such meetings in the minute book of the Corporation; (b) shall give proper notice of meetings of stockholders and Board of Directors and other notices required by law or these Bylaws, and (c) shall perform such other duties as from time to time may be assigned by the Board of Directors.

  Section 4.07. Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Corporation. If an officer other than the Treasurer is designated Chief Financial Officer, the Treasurer shall perform such duties as may from time to time be assigned by the Board of Directors.

  Section 4.08. Authority and Duties. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be determined from time to time by the Board of Directors. Unless prohibited by a resolution of the Board of Directors, an officer elected or appointed by the Board of Directors may, without specific approval of the Board of Directors, delegate some or all of the duties and powers of an office to other persons.

  Section 4.09. Removal and Vacancies. The Board of Directors may remove any officer from office at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present. Such removal, however, shall be without prejudice to the contract rights of the person so removed. A vacancy in an office of the Corporation by reason of death, resignation, removal, disqualification, or otherwise may, or in the case of a vacancy in the office of the Chief Executive Officer or Chief Financial Officer shall, be filled for the unexpired term by the Board of Directors.

  Section 4.10. Compensation. The officers of this Corporation shall receive such compensation for their services as may be determined by or in accordance with resolutions of the Board of Directors.

                                   ARTICLE V

                           Shares and Their Transfer

  Section 5.01. Certificates for Shares. All shares of the Corporation shall be certificated shares. Each holder of shares of the Corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares of the Corporation owned by such stockholder. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the Corporation, by the Chairman and Chief Executive Officer and by the Secretary or an Assistant Secretary or by such officers as the Board of Directors may designate. If the certificate is signed by a transfer agent or registrar, such signatures of the corporate officers may be facsimiles, engraved or printed. A certificate representing shares issued by this Corporation, if it is authorized to issue shares of more than one class or series, shall set forth upon the face or back of the certificate, or shall state that the

Corporation will furnish to any stockholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board of Directors to determine relative rights and preferences of subsequent classes or series. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 5.03.

  Section 5.02. Transfer of Shares. Transfer of shares on the books of the Corporation may be authorized only by the stockholder named in the certificate, or the stockholder's legal representative, or the stockholder's duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares. The Corporation may treat as the absolute owner of shares of the Corporation the person or persons in whose name shares are registered on the books of the Corporation. The Board of Directors may appoint one or more transfer agents and registrars to maintain the share records of the Corporation and to effect share transfers on its behalf.

  Section 5.03. Loss of Certificates. Any stockholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form, in an amount, and with one or more securities satisfactory to the Board of Directors, to indemnify the Corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

                                   ARTICLE VI

                             Dividends, Record Date

  Section 6.01. Dividends. The Board of Directors shall have the authority, to declare dividends and other distributions upon shares to the extent permitted by law.

  Section 6.02. Record Date. The Board of Directors may fix a date not exceeding sixty days nor less than ten days preceding the date fixed for the payment of any dividend as the record date for the determination of the stockholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend.

                                  ARTICLE VII

                               Corporate Records

  Section 7.01. Share Register. The Corporation shall keep at the office of its transfer agent a share register not more than one year old, containing the names and addresses of the many stockholders and the number and classes of shares held by each stockholder. The Corporation shall also keep at the office of its transfer agent a record of the dates on which certificates or transaction statements representing shares were issued.

  Section 7.02. Other Records. The Corporation shall keep at the office where its Chief Executive Officer maintains his principal office originals or copies of: (a) records of all proceeding of stockholders for the last three years; (b) records of all proceedings of the Board of Directors for the last three years;
(c) the Articles of Incorporation and all amendments currently in effect; (d) the Bylaws and all amendments currently in effect; (e) financial statements;
(f) reports made to stockholders generally within the last three years; (g) a statement of the names and usual business addresses of the directors and principal officers; (h) voting trust agreements described in Section 218 of the Delaware General Corporation Law and (i) such other documents, instruments and records required by Delaware General Corporation Law.

                                  ARTICLE VIII

                        Securities of Other Corporations

  Section 8.01. Voting Securities Held by the Corporation. The Chief Executive Officer shall have full power and authority on behalf of the Corporation (a) to attend any meeting of security holders of other corporations in which the Corporation may hold securities and to vote such securities on behalf of the Corporation; (b) to execute any proxy for such meeting on behalf of the Corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of this Corporation. At such meeting, the Chief Executive Officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation possesses. The Board of Directors or the Chief Executive Officer may, from time to time, confer or delegate such powers to one or one or more other persons.

  Section 8.02. Purchase and Sale of Securities. The Chief Executive Officer shall have full power and authority on behalf of the Corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the Corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors or the Chief Executive Officer may, from time to time, confer or delegate such power to one or more other persons.

                                   ARTICLE IX

                       Indemnification of Certain Persons

  Section 9.01. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

  Section 9.02. Right of Indemnitee to Bring Suit. If a claim under paragraph
(a) of this Section is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Corporation.

  Section 9.03. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

  Section 9.04. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or subsidiary or related entity against any expense, liability, or loss, whether or not the Corporation would have the power to indemnity such person against such expense, liability, or loss under the Delaware General Corporation Law.

  Section 9.05. Indemnification of Directors, Officers, Employees, and Agents of Subsidiaries and Related Entities and Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses to any director, officer, employee, or agent of a subsidiary or related entity of the Corporation or to any employee or agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

  Section 9.06. Amendment. Notwithstanding any other provisions of these Bylaws, the Certificate of Incorporation of the Corporation or the fact that a lesser percentage may be specified by law, by these Bylaws, or by the Certificate of Incorporation of this Corporation, the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding voting stock, voting as a single class, shall be required to amend, alter, adopt any provision inconsistent with, or repeal this Article IX.

                                   ARTICLE X

                                  Fiscal Year

  Section 10.01. The fiscal year of the Corporation shall begin on the 1st day of January of each year and end on the 31st day of December.

                                   ARTICLE XI

                                   Amendments

  Section 11.01. These Bylaws may be amended at any meeting of the Board of Directors if notice of such proposed amendment shall have been given in the notice of such meeting. Such authority in the Board of Directors is subject to
(a) the limitations imposed by the Delaware General Corporation Law, as now enacted or hereafter amended, or other applicable law and (b) the power of the stockholders to change or repeal such Bylaws by a majority vote (except to the extent a greater percentage of stockholders shall be required by these Bylaws or by the Certificate of Incorporation) of the stockholders present or represented at any meeting of stockholders called for such purpose.

                                                                      APPENDIX D

                  302A.471. RIGHTS OF DISSENTING SHAREHOLDERS

  Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

    (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

      (1) alters or abolishes a preferential right of the shares;

      (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

      (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

      (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar of different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

     (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the Corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

    (c) A plan on merger, whether under this chapter or under chapter 322B, to which the Corporation is a party, except as provided in subdivision 3;

    (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the Corporation is a party as the Corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

    (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

  Subd. 2. Beneficial owners. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

    (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the Corporation at the time of or before the assertion of the right a written consent of the shareholder.

  Subd. 3. Rights not to apply. Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

  Subd. 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

             302A.473. PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS

  Subdivision 1. Definitions. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

  (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

  (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

  (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section
549.09 for interest on verdicts and judgments.

  Subd. 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

  Subd. 3. Notice of dissent. If the proposed action must be approved by the shareholders, a shareholder who wishes to exercise dissenters' rights must file with the Corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

  Subd. 4. Notice of procedure; deposit of shares. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the Corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

    (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

    (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

    (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

    (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

  (b) In order to receive the fair value of the share, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

  Subd. 5. Payment; return of shares. (a) After the corporate action takes effect, or after the Corporation receives a valid demand for payment, whichever is later, the Corporation shall remit to each dissenting shareholder who has complied with subdivision 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

    (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements; and

    (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

    (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

  (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivision 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivision 7 and 8 apply.

  (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

  Subd. 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

  Subd. 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing a petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as proved by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

  Subd. 8. Costs; fees; expenses. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

  (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

  (c) The court may award, in its discretion, fees and expenses to any attorney for the dissenters out of the amount awarded to the dissenters, if any.

LOGO
                                     PROXY
                        GREEN TREE FINANCIAL CORPORATION
                              1100 LANDMARK TOWERS
                              345 ST. PETER STREET
                        SAINT PAUL, MINNESOTA 55102-1639
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GREEN TREE FINANCIAL CORPORATION. The undersigned hereby appoints Lawrence M. Coss and Richard G. Evans, and each of them, with power of substitution, to vote all stock the undersigned is entitled to vote at the 1995 Annual Meeting of Shareholders of Green Tree Financial Corporation to be held on May 17, 1995, at 2:00 p.m., and at any adjournments thereof, as specified below on the matters referred to, and in their discretion, upon any other matters which may be brought before the meeting.
1. ELECTION OF DIRECTORS.
    FOR the nominees listed below.
    WITHHOLD AUTHORITY to vote for the nominees listed here.
    ABSTAIN
 Nominees for term expiring in 1998: Richard G. Evans and Robert S. Nickoloff
2. PROPOSAL TO APPROVE A REORGANIZATION OF THE COMPANY TO CHANGE ITS STATE OF INCORPORATION FROM MINNESOTA TO DELAWARE.
                             FOR    AGAINST    ABSTAIN
3. PROPOSAL TO APPROVE THE COMPANY'S 1995 EMPLOYEE STOCK INCENTIVE PLAN.
                             FOR    AGAINST    ABSTAIN
4. PROPOSAL TO RATIFY THE APPOINTMENT OF AUDITORS.
                             FOR    AGAINST    ABSTAIN
5. TO VOTE WITH DISCRETIONARY AUTHORITY ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
                             FOR    AGAINST    ABSTAIN
  This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this Proxy will be voted FOR the directors named in Item 1, FOR the proposals under Items 2, 3 and 4, and with discretionary authority on any other business as may properly come before the meeting.

LOGO

PROXY NO.                        GREEN TREE                        NO. OF SHARES

  Please sign exactly as name(s) appear below. When shares are held by joint tenants, both shareholders must sign. When signing as attorney, executor, administrator, trustee or guardian, please include full title. If a corporation, please type in full corporate name and sign by the President or other authorized officer. If a partnership, please type in partnership name and sign by an authorized person.

                                                  Individual(s), Corporation,
                                                  Partnership (or other
                                                  entity):
                                                  ---------------------
                                                  Signature
                                                  ---------------------
                                                  Signature (if
                                                  jointly held)

                                                  Title _______________


                                                  Dated: ________________, 1995

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.